EXHIBIT 2.1
AGREEMENT AND PLAN OF MERGER
among
I-FLOW CORPORATION,
ALASKA ACQUISITION SUBSIDIARY, INC.,
ACRYMED INCORPORATED
and
BRUCE L. GIBBINS,
JACK D. MCMAKEN,
JOHN A. CALHOUN, AND
JAMES P. FEE, JR.,
as the Approving Holders,
and
JOHN A. CALHOUN,
as the Stockholder Representative
Dated as of February 2, 2008

i

TABLE OF CONTENTS
(Continued)

ii

TABLE OF CONTENTS
(Continued)

iii

AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger, dated as of February 2, 2008 (this “Agreement”), is by and among I-Flow Corporation, a Delaware corporation (the “Parent”), Alaska Acquisition Subsidiary, Inc., an Oregon corporation and wholly owned subsidiary of the Parent (“Sub”), AcryMed Incorporated, an Oregon corporation (the “Company”), Bruce L. Gibbins, Jack D. McMaken, John A. Calhoun and James P. Fee, Jr. (collectively, the “Approving Holders”) and John A. Calhoun, in his capacity as the Stockholder Representative hereunder.
RECITALS
     A. The Boards of Directors of each of the Parent, the Company and Sub have determined that the merger of Sub with and into the Company (the “Merger”) would be advisable and fair to, and in the best interests of, their respective stockholders and approved the Merger upon the terms and subject to the conditions set forth in this Agreement pursuant to the Laws of the State of Oregon (“Oregon Law”).
     B. Of the outstanding shares of common stock, par value $0.000001 per share, of the Company (the “Shares”), the Approving Holders collectively hold approximately fifty-two percent (52%), and the Approving Holders have agreed to vote all of their shares in favor of the approval and adoption of the Merger, this Agreement and the transactions contemplated hereby.
AGREEMENT
     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Certain Defined Terms. For purposes of this Agreement:
          “Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.
          “Accounts Receivable” means all trade accounts receivable of the Company, net of allowances and reserves.
          “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
          “Ancillary Agreements” means the Escrow Agreement, employment agreements, non-competition agreements and all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to the Closing in connection with this Agreement or the transactions contemplated hereby.
          “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.
          “Closing Date Merger Consideration” means the result of (A) $25,000,000 less (B) the sum of the Indemnity Escrow Amount and the Stockholder Representative Fund, subject to adjustment prior to the Closing pursuant to Section 5.15.
          “Closing Date Per Share Merger Consideration” means the Closing Date Merger Consideration divided by the number of Fully Diluted Shares.
          “Contract” means any contract, agreement, arrangement or understanding, whether written or oral and whether express or implied.
          “control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.
          “Current Assets” means, without duplication, the Company’s cash and cash equivalents, Accounts Receivable, inventory, prepaid expenses and all other current assets, but excluding Tax assets, all determined in accordance with GAAP applied on a basis consistent with the Company’s existing accounting methods used in the preparation of the Financial Statements, subject to such differences in accounting principles, policies and procedures as are set forth in Schedule 2.11(a).
          “Current Liabilities” means, without duplication, the Company’s trade accounts payable, accrued expenses, current portion of notes payable and all other current liabilities and deposits from third parties, all determined in accordance with GAAP applied on a basis consistent with the Company’s existing accounting methods used in the preparation of the Financial Statements, subject to such differences in accounting principles, policies and procedures as are set forth in Schedule 2.11(a).
          “Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including without limitation any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.
          “ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with the Company and that, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          “Escrow Agent” means Citibank, N.A., or its successor under the Escrow Agreement.
          “Escrow Agreement” means the Escrow Agreement to be entered into by the Parent, the Stockholder Representative and the Escrow Agent, substantially in the form of Exhibit A (and including revisions thereto requested by the Escrow Agent and agreed to by the Stockholder Representative and the Parent).
          “Fully Diluted Shares” means the aggregate number of Shares (other than Shares to be cancelled in accordance with Sections 2.7(b) and 2.7(c)) and Share equivalents (including options, warrants and other interests convertible into or exchangeable for Shares) outstanding immediately prior to the Effective Time, including for purposes of this computation the aggregate number of Shares issuable upon the exercise in full of all Options and Warrants outstanding immediately prior to the Effective Time, whether or not vested or currently exercisable.
          “GAAP” means United States generally accepted accounting principles and practices as in effect on the date hereof.
          “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).
          “Immediate Family”, with respect to any specified Person, means such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person who shares such Person’s home.
          “Indemnity Escrow Amount” means $2,500,000.
          “Indemnity Escrow Fund” means the Indemnity Escrow Amount deposited with the Escrow Agent, as such sum may be increased or decreased as provided in the Escrow Agreement and Section 2.11(d).
          “Indemnity Escrow Fund Termination Date” means termination of the Indemnity Escrow Fund and disbursement of any remaining funds therein to the parties entitled thereto, pursuant to the terms of the Escrow Agreement.
          “Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications) to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications (collectively, “Patents”); (iii) copyrights (registered and unregistered) and applications for registration (collectively, “Copyrights”); (iv) know-how, inventions, methods, processes, technical data, specifications, research and development information, technology, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.
          “knowledge”, with respect to a party, means the knowledge of any officer or director of such party and such knowledge as would be imputed to such persons after their exercise of careful inquiry.
          “Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.
          “Leased Real Property” means all real property leased, subleased or licensed to the Company or which the Company otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.
          “Licensed Intellectual Property” means (i) any grant by the Company to another Person of any license, sublicense, right, permission, consent or non-assertion relating to or under any Intellectual Property of the Company and (ii) any grant by another Person to the Company of any license, sublicense, right, permission, consent or non-assertion relating to or under any Intellectual Property owned by a third Person.
          “Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (a) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company or (b) materially impairs the ability of the Company, any of the Approving Holders or the Stockholder Representative to consummate, or prevents or materially delays, any of the other transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so.
          “Merger Consideration” means the Closing Date Merger Consideration, subject to adjustment in accordance with Section 2.11 and Section 5.15, together with the Stockholder Representative Fund and any amounts to be distributed to the Stockholders from the Indemnity Escrow Fund as provided in the Escrow Agreement and this Agreement.
          “Off-the-Shelf Software” means any Software (other than Public Software) that is generally and widely available to the public through regular commercial distribution channels and is licensed on a non-exclusive basis on standard terms and conditions for a one-time license fee less than $10,000 per license and that was obtained by the Company in the ordinary course of business.
          “Option” means each outstanding option to purchase shares of the capital stock of the Company.

          “Owned Real Property” means all real property owned by the Company, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.
          “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.
          “Public Software” means any Software that contains, or is lawfully derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source Software (e.g., Linux) or similar licensing or distribution models, including without limitation any model that requires the distribution of source code to licensees, including Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License); (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; (viii) the Apache License and (viii) an Open Source Foundation License (e.g., CDE and Motif UNIX user interfaces).
          “Reference Amount” means $1,388,000, as adjusted pursuant to Section 5.15.
          “Registered Intellectual Property” means all applications, registrations and filings for Intellectual Property that are pending or have been registered, filed, certified, issued or otherwise perfected or recorded with or by any Governmental Authority or the International Corporation for Assigned Names and Numbers or any domain name registrar.
          “Related Party”, with respect to any specified Person, means: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves or within the past five years has served as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person.
          “Return” means any return, declaration, report, statement, information statement or other document required to be filed with respect to Taxes.
          “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, heuristics, models and methodologies, whether in source code or object code, (ii) testing, validation, verification and quality assurance materials (iii) databases, conversions, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iv) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing, (vi) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing, and (vii) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing.
          “Special Meeting of Company Stockholders” means the special meeting of the Stockholders of the Company called to conduct a vote of the Stockholders to approve the Merger in accordance with Oregon Law.
          “Stockholder Representative Fund” means an amount equal to $250,000, to be held by the Escrow Agent in a separate account and made available to the Stockholder Representative for the performance of his duties, and related costs and expenses, pursuant to the terms of the Escrow Agreement. Upon the Indemnity Escrow Fund Termination Date, any amounts remaining in the Stockholder Representative Fund shall be released to the Stockholder Representative for distribution to the Stockholders or retained for costs and expenses of the Stockholder Representative for the performance of his duties hereunder, as reasonably determined by the Stockholder Representative.
          “Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.
          “Taxes” means: (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.
          “Transaction Expenses” means all fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including fees and expenses payable to all attorneys, accountants, financial advisors and other professionals and bankers’, brokers’ or finders’ fees for persons not engaged by the Parent or Sub.
          “Warrant” means each outstanding warrant to purchase shares of the capital stock of the Company.
          “Working Capital” as of any date means the excess of Current Assets over Current Liabilities. Working Capital, as defined, shall be determined in accordance with GAAP applied on a basis consistent with the Company’s existing accounting methods used in the preparation of the Financial Statements.
     Section 1.2 Table of Definitions.
     The following terms have the meanings set forth in the Sections referenced below:

Definition	Location
Acquisition Proposal	5.3
Aggregate Cap	7.3(b)(i)
Agreement	Preamble
Approving Holders	Preamble
Articles of Merger	2.2(b)
Balance Sheet	3.6(b)
Cashless Exercise Loans	5.13
CERCLA	3.19
Certificates	2.10(c)
Closing	2.2(a)
Closing Balance Sheet	2.11(a)
Closing Balance Sheet Costs	2.11(c)
Closing Date	2.2(a)
Closing Working Capital	2.11(a)
Code	3.13(d)
Company	Preamble
Company Stockholder Approval	3.2(a)
Company Stockholders’ Meeting	3.29(b)
Core Representations	7.1(a)
Deficit Amount	5.15
Disclosure Schedules	Article III
Dissenting Shares	2.8
Effective Time	2.2(b)
Environmental Laws	3.19
Environmental Permits	3.19
Environmental Representations	7.1(c)
ERISA	3.13(a)(i)
Financial Statements	3.6(a)
Flow of Funds Statement	5.15
Hazardous Substances	3.19
Indemnified Party	7.5(a)
Indemnifying Party	7.5(a)
Independent Accounting Firm	2.11(c)
Information Statement	3.29(b)
Interim Financial Statements	3.6(a)
IRS	3.13(b)
Losses	7.2
Majority Holders	2.13(b)
Material Contracts	3.20(a)
Medline	6.3(p)
Merger	Recitals
Multiemployer Plan	3.13(c)
Multiple Employer Plan	3.13(c)

Definition	Location
Noncompetition Agreement	6.3(d)
Notice of Disagreement	2.11(b)
Option Withholding Amount	5.13
Oregon Law	Recitals
Parent	Preamble
Permits	3.11(b)
Permitted Encumbrances	3.15(a)
Plans	3.13(a)(iv)
Pre-Closing Tax Period	5.12(c)
Pre-Closing Taxes	5.12(a)
Release	3.19
Repayment Agreements	5.14
Representatives	5.2
Schedule of Expenses	2.10(g)
Shares	Recitals
Special Representations	7.1(c)
Stockholder	2.10(a)
Stockholder Representative	2.13(a)
Stradle Period	5.12(a)
Sub	Preamble
Surviving Corporation	2.1
Tax Claim	5.12(i)
Tax Representations	7.1(b)
Third Party Claim	7.5(a)
Title Commitment	3.16(c)
Unpaid Expenses	2.10(g)
ARTICLE II
THE MERGER
     Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with Oregon Law, Sub shall be merged with and into the Company pursuant to which (i) the separate corporate existence of Sub shall cease, (ii) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under Oregon Law as a wholly owned Subsidiary of the Parent and (iii) all of the properties, rights, privileges, powers and franchises of the Company will vest in the Surviving Corporation, and all of the debts, liabilities, obligations and duties of the Company will become the debts, liabilities, obligations and duties of the Surviving Corporation.
     Section 2.2 Closing; Effective Time.
          (a) The closing of the Merger (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 3161 Michelson Drive, Irvine, California 92612, at 10:00 a.m. local time, on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VI

(other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such later time or on such other date as the parties mutually may agree in writing. The day on which the Closing takes place is referred to as the ” Closing Date”.
          (b) As soon as practicable on the Closing Date, the parties shall cause articles of merger substantially in the form attached as Exhibit B to be executed and filed with the Secretary of State of the State of Oregon (the “Articles of Merger”), executed in accordance with the relevant provisions of Oregon Law. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Oregon or at such other time as the parties shall agree and as shall be specified in the Articles of Merger. The date and time when the Merger shall become effective is herein referred to as the “Effective Time”.
     Section 2.3 Effects of the Merger. The Merger shall have the effects provided for herein and in the applicable provisions of Oregon Law.
     Section 2.4 Articles of Incorporation and Bylaws. From and after the Effective Time, (a) the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated by virtue of the Merger to read in its entirety in the form of Exhibit C hereto without any further action on the part of the Company or Sub and (b) the bylaws of Sub shall be the bylaws of the Surviving Corporation, in each case until amended in accordance with the provisions thereof and applicable Law.
     Section 2.5 Directors; Officers. From and after the Effective Time, (a) the directors of Sub serving immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be and (b) the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, shall be as follows: Jack D. McMaken, President; Bruce L. Gibbins, Chief Technology Officer; John A. Calhoun, Chief Financial Officer; James J. Dal Porto, Secretary; and James R. Talevich, Treasurer and Assistant Secretary.
     Section 2.6 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name of and on behalf of either the Company or Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     Section 2.7 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the Parent, Sub, the Company or any holder of any Shares or any shares of capital stock of Sub:
          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares described in Sections 2.7(b) or (c) and any Dissenting Shares) shall be converted into the right to receive the Closing Date Per Share Merger Consideration, in cash, without interest, together with any Merger Consideration which may be payable in respect of such Share pursuant to the Escrow Agreement and this Agreement, at the respective times and subject to the contingencies specified therein and herein;
          (b) Each Share that is owned by the Parent or Sub immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor;
          (c) Each Share that is held in the treasury of the Company or owned by the Company immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor; and
          (d) Each share of common stock, par value $0.001 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
     Section 2.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, the Shares (other than any Shares to be cancelled pursuant to Sections 2.7(b) or 2.7(c)) outstanding immediately prior to the Effective Time and held by a holder who (i) has delivered to the Company, before or at the time the vote on the Merger is taken at the Special Meeting of Company Stockholders, written notice of the holder’s intent to demand payment for the holder’s Shares if the Merger is effectuated and (ii) has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such Shares in accordance with Oregon Law (“Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive a portion of the Merger Consideration unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under Oregon Law. Notwithstanding the foregoing, any payments required to be made to holders of Dissenting Shares pursuant to Oregon Law shall be paid in accordance with Oregon Law, provided that such holders comply with the relevant requirements of Oregon Law and instructions provided for surrender of certificates representing Dissenting Shares. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration to which such holder is entitled, without interest. The Company shall give the Parent (i) prompt notice of (1) any written notice of a Stockholder’s intent to demand payment for such holder’s Shares if the Merger is effectuated and (2) any demands received by the Company for appraisal of Shares, attempted written withdrawals of such demands, and any other instruments served pursuant to Oregon Law and received by the Company relating to stockholders’ rights to appraisal with respect to the Merger and (ii) the right and sole opportunity to direct all negotiations and proceedings with respect to any exercise of such appraisal rights under Oregon Law. The Company shall not, except with the prior written consent of the Parent, voluntarily make any payment with respect to any demands for payment of fair value for capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.
     Section 2.9 Options and Warrants. Prior to the Effective Time, the Company shall (i) take all action necessary or appropriate to ensure that all Options and Warrants have been exercised or converted into Shares and terminated, cancelled or retired, as relevant, (ii) make any amendments to the terms of the Company’s equity incentive plans and obtain any consents from Option and Warrant holders necessary to give effect to the transactions contemplated by this Agreement.
     Section 2.10 Payment for Shares.
          (a) The Surviving Corporation shall act as paying agent in effecting the payment of (i) the consideration to which holders of the Shares (each, a “Stockholder”) shall be entitled at the Effective Time pursuant to Section 2.7(a) and (ii) any payments required to be made to holders of Dissenting Shares under Oregon Law.
          (b) As part of the Merger Consideration, concurrently with the Effective Time, the Parent shall deposit or cause to be deposited with the Escrow Agent for deposit into the Indemnity Escrow Fund, the Indemnity Escrow Amount. The Indemnity Escrow Fund shall be held, invested and distributed as provided in the Escrow Agreement and this Agreement.
          (c) On or as promptly as practicable after the Closing Date, the Surviving Corporation shall mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the “Certificates”) and whose Shares were converted into the right to receive the consideration described in Section 2.7(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Surviving Corporation and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor (which shall have such provisions as the Parent may reasonably specify). Upon surrender of a Certificate for cancellation to the Surviving Corporation or such agent or agent as may be appointed by the Parent, together with such letter of transmittal duly executed and delivered in accordance with such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (as promptly as practicable), an amount in cash equal to (A) the Closing Date Per Share Merger Consideration multiplied by (B) the number of Shares formerly represented by such Certificate, without interest, and such Certificate shall, upon such surrender, be cancelled. If payment in respect of any Certificate is to be made to a Person other than the Person in whose name such Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on such Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment shall have established to the satisfaction of the Parent that any transfer and other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate have been paid or are not applicable. Until surrendered in accordance with the provisions of this Section 2.10, any Certificate (other than Certificates representing the Shares described in Sections 2.7(b) or (c) and any Dissenting Shares) shall be deemed, at any time after the Effective Time, to represent only the right to receive the portion of the Merger Consideration payable with respect thereto, in cash, without interest, as contemplated herein. The Surviving Corporation shall mail to each holder of Dissenting Shares any correspondence or notices required by Oregon Law.
          (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, a Certificate (other than representing the Shares described in Sections 2.7(b) or (c)) is presented to the Surviving Corporation, it shall be cancelled and exchanged as provided in this Section 2.10.
          (e) All cash paid upon conversion of the Shares in accordance with the terms of this Article II and all cash deposited with the Escrow Agent pursuant to Section 2.10(b) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to the Shares represented thereby, except as otherwise provided herein or by applicable Law.
          (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, the Surviving Corporation shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the relevant portion of the Merger Consideration payable in respect thereof pursuant to Section 2.10(c) for the Shares represented thereby; provided, however, that the Surviving Corporation may, in its discretion, require the delivery of a satisfactory indemnity and/or bond.
          (g) Within three Business Days prior to the Closing Date, the Company will provide to the Parent an itemized schedule (the “Schedule of Expenses”) containing (i) a true and complete list of all Transaction Expenses that have been paid (or for which bills have been received) or shall have been paid by the Company as of the Closing Date, (ii) a good faith estimate of all such additional Transaction Expenses that have been incurred or shall have been incurred as of the Closing Date but are not reflected in clause (i) hereof and (iii) a good faith estimate of all additional Transaction Expenses that are expected to be incurred after the Closing Date, together with a certificate of an authorized officer of the Company certifying the accuracy and completeness of the Schedule of Expenses. The Schedule of Expenses shall include without limitation all fees and expenses of the Company’s legal counsel, auditors and financial advisors for services rendered or to be rendered on or prior to the Closing Date. On or before the Closing Date, the Company shall have made payment of each Transaction Expense set forth in the Schedule of Expenses (including without limitation the $700,000 investment banking fee owed by the Company at the Closing and the amounts owed by the Company to its legal advisors, auditors and accountants for services through the Closing), other than the fees and expenses set forth therein that are estimated for services to be performed after the Closing Date (the “Unpaid Expenses”), which fees and expenses shall be paid by the Surviving Corporation as they are later incurred or billed up to the amount estimated therefor; provided that any such fees and expenses in excess of the amount estimated therefor in the Schedule of Expenses shall be the sole responsibility of the Stockholders and the Parent shall be entitled to receive such excess amount from the Indemnity Escrow Fund. For the avoidance of doubt, Unpaid Expenses shall be listed as a Current Liability on the Closing Balance Sheet.
          (h) Notwithstanding anything to the contrary in this Section 2.10, to the fullest extent permitted by law, neither the Parent nor the Surviving Corporation shall be liable to any holder of a Certificate for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
          (i) If contemplated by the Flow of Funds Statement prepared and agreed upon pursuant to Section 5.15, the Board of Directors of the Company, if permitted by applicable Law and provided that the Company has complied with the obligations set forth in Section 5.1(s), may declare a dividend equal to the amount set forth in the Flow of Funds Statement. Such dividend, if any, shall be completely paid by the Company immediately prior to the Closing, and the Surviving Company shall have no liability therefor, or obligation with respect thereto, for any reason whatsoever.
     Section 2.11 Post-Closing Adjustment of Merger Consideration.
          (a) Within 90 calendar days after the Closing Date, the Parent shall deliver to the Stockholder Representative (i) a balance sheet of the Company, including all notes thereto, dated as of the Closing Date (the “Closing Balance Sheet”), prepared in accordance with GAAP applied on a basis consistent with the Company’s existing accounting methods used in the preparation of the Financial Statements (except as set forth in Section 2.10(g)); provided that no purchase accounting valuation adjustments in respect of the transactions contemplated by this Agreement shall be made and (ii) a reasonably detailed calculation based on the Closing Balance Sheet of the Working Capital of the Company as of the Closing Date (the “Closing Working Capital”). The Closing Balance Sheet and the Closing Working Capital shall be calculated and prepared as of the time immediately after the Effective Time (so that completion of the transactions contemplated at the Closing are reflected therein).
          (b) During the 20 Business Day period following the Stockholder Representative’s receipt of the Closing Balance Sheet and the Closing Working Capital calculation, the Parent shall use its commercially reasonable efforts to provide the Stockholder Representative and its auditors with access to the working papers of the Parent and its auditors relating to the Closing Balance Sheet and the Closing Working Capital calculation, and the Parent shall cooperate with the Stockholder Representative and its auditors to provide them with any other information used in preparing the Closing Balance Sheet and the Closing Working Capital calculation reasonably requested by the Stockholder Representative and its auditors. The Closing Balance Sheet and the Closing Working Capital calculation shall become final and binding on the 20th Business Day following delivery thereof, unless prior to the end of such period, the Stockholder Representative delivers to the Parent written notice of his disagreement (a “Notice of Disagreement”) specifying the nature and amount of any disputed item and accompanied by a certificate of the Stockholder Representative’s auditors stating that they concur with each of the positions taken by the Stockholder Representative in the Notice of Disagreement. The Stockholder Representative shall be deemed to have agreed with all items and amounts in the Closing Balance Sheet and the Closing Working Capital calculation not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.11(c).
          (c) During the 10 Business Day period following delivery of a Notice of Disagreement by the Stockholder Representative to the Parent, the parties in good faith shall seek to resolve in writing any differences that they may have with respect to the matters specified therein. During such 10 Business Day period, the Stockholder Representative shall use his commercially reasonable efforts to provide the Parent and its auditors with access to the working papers of the Stockholder Representative and its auditors relating to such Notice of Disagreement, and the Stockholder Representative and its auditors shall cooperate with the Parent and its auditors to provide them with any other information used in preparation such Notice of Disagreement reasonably requested by the Parent or its auditors. Any disputed items resolved in writing between the Stockholder Representative and the Parent within such 10 Business Day period shall be final and binding with respect to such items, and if the Stockholder Representative and the Parent agree in writing on the resolution of each disputed item specified by the Stockholder Representative in the Notice of Disagreement and the amount of the Closing Working Capital, the amount so determined shall be final and binding on the parties for all purposes hereunder. If the Stockholder Representative and the Parent have not resolved all such differences by the end of such 10 Business Day period, the Stockholder Representative and the Parent shall submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amount of the Closing Working Capital, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Working Capital, which determination shall be final and binding on the parties for all purposes hereunder. The Independent Accounting Firm shall be authorized to resolve only those items remaining in dispute between the parties in accordance with the provisions of this Section 2.11 within the range of the difference between the Parent’s position with respect thereto and the Stockholder Representative’s position with respect thereto. The determination of the Independent Accounting Firm shall be accompanied by a certificate of the Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.11. The Independent Accounting Firm shall in good faith be agreed in writing by the Stockholder Representative and the Parent. The Stockholder Representative and the Parent shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 20 Business Days following the submission thereof. Judgment may be entered upon the written determination of the Independent Accounting Firm in any court referred to in Section 9.10. The fees and disbursements of the auditors of each party incurred in connection with their preparation and review of the Closing Balance Sheet shall be borne by such party (the sum of such fees and disbursements incurred by both parties, the “Closing Balance Sheet Costs”); provided , however , in the event of a dispute resolution pursuant to this Section 2.11(c), the Closing Balance Sheet Costs and the costs of such dispute resolution (including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof and the fees and disbursements of the auditors of each party incurred in connection with their preparation or review of any Notice of Disagreement) shall be borne by the Stockholder Representative and/or the Stockholders, on the one hand, and the Parent, on the other hand, in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted.
          (d) If the Reference Amount is greater than the Closing Working Capital as finally determined pursuant to this Section 2.11, the Merger Consideration shall be adjusted downwards in an amount equal to the difference between the Reference Amount and the Closing Working Capital. In such event, the Parent shall deliver written notice to the Escrow Agent and the Stockholder Representative specifying the amount of such downwards adjustment of the Merger Consideration, and the Escrow Agent shall pay such amount out of the Indemnity Escrow Fund to the Parent in accordance with the terms of the Escrow Agreement and neither the Stockholder Representative nor any Stockholder shall be entitled to object to such claim against the Indemnity Escrow Fund; provided that the Stockholders shall remain liable in the event amounts in the Indemnity Escrow Fund are insufficient to cover such amount. If the Reference Amount is less than the Closing Working Capital as finally determined pursuant to this Section 2.11, the Merger Consideration shall be adjusted upwards in an amount equal to the difference between the Reference Amount and the Closing Working Capital. In such event, the Parent or the Surviving Corporation shall deliver written notice to the Stockholder Representative specifying the amount of such upwards adjustment of the Merger Consideration, and shall pay such amount to the Stockholders pro rata in accordance with the portion of the Merger Consideration each such Stockholder would otherwise have been entitled to receive under Section 2.10(c), by virtue of the ownership of outstanding Shares immediately prior to the Effective Time.
          (e) Amounts to be paid pursuant to Section 2.11(d) shall bear simple interest from the Closing Date to the date of such payment at a rate equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect from time to time or (if less) the maximum rate permitted by applicable Law, calculated on the basis of a year of 365 days and the number of days elapsed.
     Section 2.12 Withholding Rights. The Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it reasonably believes it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable tax Law. To the extent that such amounts are so withheld or paid over to or deposited with the relevant Governmental Authority by the Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect to which such deduction and withholding was made.
     Section 2.13 Stockholder Representative.
          (a) Immediately upon the approval of this Agreement by the requisite vote of the Stockholders, each Stockholder shall be deemed to have consented to the appointment of John A. Calhoun as such Stockholder’s representative and attorney-in-fact (the “Stockholder Representative”), with full power of substitution to act on behalf of the Stockholders to the extent and in the manner set forth in this Agreement and the Escrow Agreement. All decisions, actions, consents and instructions by the Stockholder Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object to, dissent from, protest or otherwise contest the same. The Parent and Sub shall be entitled to rely on any decision, action, consent or instruction of the Stockholder Representative as being the decision, action, consent or instruction of the Stockholders (including, without limitation, the resolution of all claims for indemnification), and the Parent and Sub are hereby relieved from any liability to any Person for acts done by them in accordance with any such decision, act, consent or instruction.
          (b) The Stockholder Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of Stockholders holding a majority of the aggregate Fully Diluted Shares immediately before the Effective Time (the “Majority Holders”). In the event of the death, incapacity, resignation or removal of the Stockholder Representative, a new Stockholder Representative shall be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such new Stockholder Representative shall be sent to the Parent and, after the Effective Time, to the Surviving Corporation, such appointment to be effective upon the later of the date indicated in such consent or the date such consent is received by the Parent and, after the Effective Time, the Surviving Corporation; provided that until such notice is received, the Parent, Sub and the Surviving Corporation, as applicable, shall be entitled to rely on the decisions, actions, consents and instructions of the prior Stockholder Representative as described in Section 2.13(a). The Stockholder Representative may charge a reasonable fee for his services; provided that all fees and expenses incurred by the Stockholder Representative in performing his duties hereunder (including legal fees and expenses related thereto) and any indemnification in favor of the Stockholder Representative shall be borne by the Stockholders, and the amount held in the Stockholder Representative Fund shall be available to the Stockholder Representative therefor pursuant to the terms of the Escrow Agreement.
          (c) The Stockholder Representative shall not be liable to the Stockholders for actions taken pursuant to this Agreement or the Escrow Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted willful misconduct or fraud. Except in cases where a court of competent jurisdiction has made such a finding, the Stockholders shall jointly and severally indemnify and hold harmless the Stockholder Representative from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with its activities as Stockholder Representative under this Agreement, the Escrow Agreement or otherwise.
          (d) The approval of this Agreement by the requisite vote of the Stockholders shall also be deemed to constitute approval of all arrangements relating to the transactions contemplated hereby and to the provisions hereof binding upon the Stockholders, including, without limitation, Section 7.2.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
     Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”) (which correspond to the section numbers in this Agreement; however, to the extent any exception is disclosed pursuant to any specific section of the Agreement, it shall be deemed to be disclosed for any and all other sections for which its relevance is reasonably ascertainable from its inclusion in the former section), the Company hereby represents and warrants to the Parent and Sub as follows:
     Section 3.1 Organization and Qualification.
          (a) The Company is (i) a corporation duly organized, validly existing and in good standing under Oregon Law, and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, all of which are set forth in Schedule 3.1 of the Disclosure Schedules.
          (b) The Company has heretofore furnished to the Parent a complete and correct copy of the articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of the Company. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect. The Company is not in breach or violation of any of the provisions of its articles of incorporation, bylaws or equivalent organizational documents. The transfer books and minute books of the Company that have been made available for inspection by the Parent prior to the date hereof are true and complete in all respects.
     Section 3.2 Authority.
          (a) The Company has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party and, subject to obtaining approval of Stockholders representing a majority of the outstanding Shares in accordance with the requirements of Oregon Law (“Company Stockholder Approval”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company. Except for obtaining Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Company will be a party will have been, duly executed and delivered by the Company. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Company will be a party will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
          (b) The Board of Directors of the Company, pursuant to a Unanimous Written Consent in Lieu of Meeting dated February 1, 2008, unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and (ii) resolved to recommend that the Company’s stockholders approve and adopt this Agreement and the Merger.

     Section 3.3 No Conflict; Required Filings and Consents.
          (a) The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:
               (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company;
               (ii) conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected; or
               (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to any Person any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of the Company under, or result in the creation of any Encumbrance on any property, asset or right of the Company pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which the Company is a party or by which the Company or any of its properties, assets or rights are bound or affected.
          (b) The Company is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company, except for the filing of the Articles of Merger with the Secretary of State of the State of Oregon.
          (c) No “fair price”, “interested shareholder”, “business combination” or similar provision of any takeover provision of Oregon Law is, or at the Effective Time will be, applicable to the transactions contemplated by this Agreement or the Ancillary Agreements.
     Section 3.4 Capitalization.
          (a) The authorized capital stock of the Company consists only of (i) 21,000,000 shares of common stock, par value $0.000001 per share, of which 7,858,168 shares, constituting the Shares, are issued and outstanding on the date hereof (which number shall be increased to reflect the issuance of Shares upon the exercise of Options and Warrants pursuant to Section 2.9, and the Company shall promptly inform the Parent of any such increase, in any event prior to the Closing Date) and (ii) 5,000,000 shares of preferred stock (of which 1,600,000 shares are designated Series B-1 preferred stock), par value $0.000001 per share, of which no shares are issued and outstanding on the date hereof. Except for the Shares and except as set forth in Schedule 3.4 of the Disclosure Schedules, the Company has not issued or agreed to issue any: (i) share of capital stock or other equity or ownership interest; (ii) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of shares of capital stock or other equity or ownership interests; (iii) stock appreciation right, phantom stock, interest in the ownership or earnings of the Company or other equity equivalent or equity-based award or right; or (iv) bond, debenture or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. Each outstanding share of capital stock or other equity or ownership interest of the Company is duly authorized, validly issued, fully paid and nonassessable. All of the aforesaid shares or other equity or ownership interests have been offered, sold and delivered by the Company in compliance with all applicable federal and state securities Laws. Except as set forth in Schedule 3.4 of the Disclosure Schedules and except for rights granted to the Parent and Sub under this Agreement, there are no outstanding obligations of the Company to issue, sell or transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of, or that restrict the transfer of, the issued or unissued capital stock or other equity or ownership interests of the Company. No shares of capital stock or other equity or ownership interests of the Company have been issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable Law, the articles of incorporation or bylaws or equivalent organizational documents of the Company or any Contract to which the Company is a party or by which the Company is bound.
          (b) There are no, nor have there ever been any, Subsidiaries of the Company.
     Section 3.5 Equity Interests. The Company does not directly or indirectly own any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in, or assume any liability or obligation of, any Person.
     Section 3.6 Financial Statements; No Undisclosed Liabilities.
          (a) True and complete copies of (x) the unaudited balance sheet of the Company as at December 31, 2007, and the related unaudited statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company, (y) the audited balance sheets of the Company as at December 31, 2006 and December 31, 2005, and the related audited statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (clauses (x) and (y) being collectively referred to as the “Financial Statements”) are attached hereto as Schedule 3.6(a) of the Disclosure Schedules and (z) the unaudited balance sheet of the Company as at January 31, 2008, and the related unaudited statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”) will be provided as a supplement to Schedule 3.6(a) of the Disclosure Schedules by the Company prior to the Closing. Each of the Financial Statements and the Interim Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto); and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except (A) as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material and (B) for the December 31, 2007 tax provision, deferred tax asset and deferred tax liabilities balances set forth in the Financial Statements as at December 31, 2007, which may change materially, provided that the amounts of such changes shall be provided by the Company to the Parent prior to the Closing.
          (b) Except as and to the extent adequately accrued or reserved against in the unaudited balance sheet of the Company as at December 31, 2007 (such balance sheet together with all related notes and schedules thereto, the “Balance Sheet”), the Company has no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by GAAP to be reflected in a balance sheet of the Company or disclosed in the notes thereto, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet, that are not, individually or in the aggregate, material to the Company.
          (c) The books of account and financial records of the Company are true and correct and have been prepared and are maintained in accordance with sound accounting practice.
     Section 3.7 Absence of Certain Changes or Events. Since the date of the Balance Sheet: (i) the Company has conducted its businesses only in the ordinary course consistent with past practice; (ii) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; (iii) the Company has not suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance; and (iv) the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1.
     Section 3.8 Accounts Receivable. All accounts receivable reflected on the Balance Sheet or to be reflected on the Closing Balance Sheet represent or will represent bona fide and valid obligations arising from sales actually made or services or licenses actually performed or granted in the ordinary course of business. Unless paid prior to the Closing, as of the Closing Date, all accounts receivable will be current and collectible net of the respective reserves shown on the Balance Sheet or to be shown on the Closing Balance Sheet (which reserves (i) are adequate and calculated consistent with past practice, (ii) in the case of reserves on the Closing Balance Sheet, will not represent a greater percentage of accounts receivable as of the Closing than the reserve reflected on the Balance Sheet represented of the accounts receivable reflected therein and (iii) will not represent a change in the composition of such accounts receivable in terms of aging). Subject to such reserves, each account receivable either has been or will be collected in full, without any set-off, by the date that is one (1) year after the date hereof. Any amounts not so collected by the date that is one (1) year after the date hereof shall be deducted from the Indemnity Escrow Fund by the Escrow Agent and paid to the Surviving Corporation. There is no contest, claim or right of set-off, other than returns in the ordinary course of business which are not material, under any Contract with any obligor of any accounts receivable related to the amount or validity of such accounts receivable, and no bankruptcy, insolvency or similar proceedings have been commenced by or against any such obligor.
     Section 3.9 Accounts Payable. All accounts payable and notes payable by the Company to third parties have arisen in the ordinary course of business and no such account payable or note payable is delinquent in its payment.
     Section 3.10 Inventory. Schedule 3.10 of the Disclosure Schedules sets forth a true and complete list of all inventory as of the date of the Balance Sheet, the value thereof and the address at which such inventory is located. Such inventory has not been consigned to, or held on consignment from, any third Person. Such inventory and additional items of inventory arising since the date of the Balance Sheet were acquired and have been maintained in accordance with the regular business practices of the Company, consist of new and unused items usable or saleable in the ordinary course of business, and are valued at prices equal to the lower of cost or realizable value and in accordance with the internal accounting practices of the Company applied on a basis consistent with the Financial Statements, each consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess inventory, slow-moving inventory, spoilage and inventory obsolescence and shrinkage. The inventory (including items of inventory acquired or manufactured subsequent to the date of the Balance Sheet) consists, and will as of the Closing Date consist, of products of quality and quantity commercially usable and salable at not less than cost in the ordinary course of business, except for any items of obsolete material or material below standard quality, substantially all of which have been written down to realizable market value, or for which adequate reserves have been provided, and, except as described in Schedule 3.10 of the Disclosure Schedules, the present quantities of all inventory are reasonable in the present circumstances of the Company and consistent with the average level of inventory in the past 24 months.
     Section 3.11 Compliance with Law; Permits.
          (a) The Company is and has been in compliance in all material respects with all Laws applicable to it. None of the Company or any of its executive officers or directors has received during the past five years, nor is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company is not in compliance in any material respect with any Law applicable to it.
          (b) Schedule 3.11 of the Disclosure Schedules sets forth a true and complete list of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for the Company to own, lease and operate its properties and to carry on its business as currently conducted (the “Permits”). The Company is and has been in compliance in all material respects with all such Permits. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the knowledge of the Company, threatened. The Company will continue to have the use and full benefit of all Permits following consummation of the transactions contemplated hereby. No Permit is held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company.

     Section 3.12 Litigation. There is no Action pending or, to the knowledge of the Company, threatened against the Company, or any material property or asset of the Company, nor is there any basis for any such Action. There is no Action pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the knowledge of the Company, threatened investigation by, any Governmental Authority relating to the Company, any of its properties or assets or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no Action by the Company pending, or which the Company has commenced preparations to initiate, against any other Person.
     Section 3.13 Employee Benefit Plans.
          (a) Schedule 3.13(a) of the Disclosure Schedules sets forth a true and complete list of:
               (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any ERISA Affiliate is a party, with respect to which the Company has or could have any obligation or liability (contingent or otherwise) or which are maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company;
               (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated;
               (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA; and
               (iv) any Contracts between the Company and any employee, officer or director of the Company, including any Contracts relating in any way to a sale of the Company.
The items set forth in clauses (i) through (iv) above are collectively referred to herein as the “Plans”.
          (b)  Each Plan is in writing. The Company has furnished to the Parent a true and complete copy of each Plan and has delivered to the Parent a true and complete copy of each material document, if any, prepared in connection with each Plan, including (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and each summary of material modifications, (iii) the two most recently filed Internal Revenue Service (“IRS”) Forms 5500, (iv) the most recently received IRS determination letter for each Plan and (v) the most recently prepared actuarial report and financial statement in connection with each Plan. The Company has no express or implied commitment (A) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (B) to enter into any Contract to provide compensation or benefits to any individual or (C) to modify, change or terminate any Plan.
          (c) None of the Plans is (i) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”) (ii) a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”), or otherwise subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has incurred any liability (contingent or otherwise) with respect to any such Plan or any other plan or arrangement subject to Title IV of ERISA or Section 412 of the Code. Except as set forth in Schedule 3.13(c) of the Disclosure Schedules, none of the Plans: (i) provides for the payment of separation, severance, termination or similar-type benefits to any person; (ii) obligates the Company to pay separation, severance, termination or similar-type benefits as a result of the transactions contemplated by this Agreement or the Ancillary Agreements (whether alone or in combination with any other event); or (iii) obligates the Company to make any payment or provide any benefit as a result of the transactions contemplated by this Agreement or the Ancillary Agreements (whether alone or in combination with any other event). Except as set forth in Schedule 3.13(c) of the Disclosure Schedules, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Plan or any other agreement or arrangement to which the Company is a party solely by reason of entering into or in connection with the transactions contemplated by this Agreement (whether alone or in combination with any other event). No Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code or similar state laws. Each of the Plans is maintained in the United States and is subject only to the Laws of the United States or a political subdivision thereof.
          (d) Each Plan is now and always has been operated in all respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). The Company has performed all obligations required to be performed by it and is not in any respect in default under or in violation under any Plan, nor does the Company have any knowledge of any such default or violation by any other party to any Plan.
          (e) Each Plan that is intended to be qualified under Section 401(a) of the Code has received a timely favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified. No fact or event has occurred since the date of such determination letter or letters from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust.
          (f) There has not been any non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any

Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that would give rise to any such liability.
          (g) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes. No such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists that would give rise to any such challenge or disallowance.
          (h) There are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the knowledge of the Company, threatened, anticipated or expected to be asserted with respect to any Plan or any related trust or other funding medium thereunder or with respect to the Company or any ERISA Affiliate as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.
          (i) No Plan or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of the Company, the subject of an audit, investigation or examination by any Governmental Authority.
          (j) Each Plan that is a nonqualified deferred compensation plan (as defined under Section 409A of the Code) satisfies the applicable requirements of Sections 409A(a)(2),(3), and (4) of the Code, and has, since January 1, 2005, been operated in good faith compliance with Sections 409A(a)(2), (3), and (4) of the Code.
          (k) The Company and its ERISA Affiliates do not maintain any Plan which is a “group health plan”, as such term is defined in Section 5000(b)(1) of the Code, that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA, Section 4980B(b) of the Code and the applicable provisions of the Health Insurance Portability and Accountability Act of 1986. The Company is not subject to any liability, including additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.
          (l) No payment or benefit that will or may be made in connection with the transactions contemplated by this Agreement (either alone or in combination with any other events) by the Company, its ERISA Affiliates or the Parent or any of its Affiliates with respect to any employee, officer, director or consultant of the Company will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code.
     Section 3.14 Labor and Employment Matters.
          (a) The Company is not a party to any labor or collective bargaining Contract that pertains to employees of the Company. There are no organizing activities or collective bargaining arrangements that could affect the Company pending or under discussion with any labor organization or group of employees of the Company. There is, and during the past five years there has been, no labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company, nor is there any basis for any of the foregoing. The Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union Contract. There are no pending or, to the knowledge of the Company, threatened union grievances or union representation questions involving employees of the Company.
          (b) The Company has not engaged and is not engaging in any unfair labor practice. No unfair labor practice or labor charge or complaint is pending or, to the knowledge of the Company, threatened with respect to the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority.
          (c) The Company has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any applicable Laws relating to the employment of labor. The Company has paid in full to all its employees or adequately accrued in accordance with GAAP for all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees.
          (d) The Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. None of the Company or any of its executive officers has received within the past five years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company and, to the knowledge of the Company, no such investigation is in progress. To the knowledge of the Company, no current employee or officer of the Company intends, or is expected, to terminate his employment relationship with such entity following the consummation of the transactions contemplated hereby. All individuals who are performing consulting or other services for the Company are or were correctly classified as either “independent contractors” or “employees” as the case may be and, at the Closing Date, will qualify for such classification
          (e) Except as set forth in Schedule 3.14(e) of the Disclosure Schedules, (i) all employees working in the United States hired by the Company on or after November 7, 1986 are authorized for employment by the Company in the United States in accordance with the Immigration and Naturalization Act, as amended, and the regulations promulgated thereunder. No allegations of immigration-related unfair employment practices have been made with the Equal Employment Opportunity Commission or the Special Counsel for Immigration-Related Unfair Employment Practices; (ii) the Company has completed and retained in accordance with the Immigration and Naturalization Service regulations a Form I-9 for all employees working in the United States hired on or after November 7, 1986, except those employees whose employment terminated on or before June 1, 1987 and (iii) none of the employees currently employed by the Company is authorized for employment in the United States pursuant to a nonimmigrant visa that authorizes the employee to be employed by the Company.
          (f) Neither the Company nor, to the knowledge of the Company, any of its directors, executives, representatives, agents or employees, (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
     Section 3.15 Title to, Sufficiency and Condition of Assets.
          (a) The Company has good and valid title to or a valid leasehold interest in all of its assets, including all of the assets reflected on the Balance Sheet or acquired in the ordinary course of business since the date of the Balance Sheet, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice. The assets owned or leased by the Company constitute all of the assets necessary for the Company to carry on its businesses as currently conducted and proposed to be conducted. None of the assets owned or leased by the Company is subject to any Encumbrance, other than (i) liens for current taxes and assessments not yet past due, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business of the Company consistent with past practice and (iii) any Encumbrances identified on Schedule 3.15 of the Disclosure Schedules (collectively, “Permitted Encumbrances”).
          (b) All tangible assets owned or leased by the Company have been maintained in all material respects in accordance with generally accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.
This Section 3.15 does not relate to real property or interests in real property, such items being the subject of Section 3.16, or to Intellectual Property, such items being the subject of Section 3.17.
     Section 3.16 Real Property.
          (a) Schedule 3.16(a) of the Disclosure Schedules sets forth a true, correct and complete list of all Leased Real Property, and the Company has provided to the Parent true, correct and complete copies of all leases and amendments thereto relating to the Leased Real Property. There is no Owned Real Property. The Company has good and marketable leasehold title to all Leased Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. No parcel of Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. Each parcel of Leased Real Property is in compliance with applicable Laws. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company or any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any other party thereto. All leases of Leased Real Property will remain valid and binding in accordance with their terms following the Closing.
          (b) There are no contractual or legal, and to the knowledge of the Company there are no threatened, restrictions that preclude or restrict the ability to use any Leased Real

Property by the Company for the current or contemplated use of such Leased Real Property. To the knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the Leased Real Property. To the knowledge of the Company, except as set forth in the Title Commitment, there are no Encumbrances affecting any real property relating to the Leased Real Property. All plants, warehouses, distribution centers, structures and other buildings on the Leased Real Property are adequately maintained and are in good operating condition and repair for the requirements of the business of the Company as currently conducted.
          (c) The Company has delivered to the Parent (i) a commitment for a 2006 ALTA leasehold title insurance policy insuring the Leased Real Property, in a form reasonably satisfactory to the Parent (the “Title Commitment”), issued by a title company reasonably acceptable to the Parent setting forth the status of title to the Leased Real Property and showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions and all other matters of record affecting the Leased Real Property, together with complete and legible copies of all documents referred to in the Title Commitment affecting the Leased Real Property and (ii) any and all Contracts that the Company has entered into pertaining to any Encumbrance affecting the Leased Real Property, including all subordination, non-disturbance or similar agreements.
     Section 3.17 Intellectual Property.
          (a) Schedule 3.17 of the Disclosure Schedules sets forth a true and complete list of all registered and unregistered Marks, Patents and registered Copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by or licensed to the Company, identifying for each whether it is owned by or licensed to the Company. Subject to Section 3.17(h) below, the Company owns, licenses or has the right to use all Intellectual Property used in its business as operated as of the Closing Date. With respect to Registered Intellectual Property owned by the Company, Schedule 3.17 of the Disclosure Schedules lists (i) the record owner of each such item of Intellectual Property, (ii) the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed and (iii) the registration or application date, as applicable. With respect to Licensed Intellectual Property other than Off-the-Shelf software, Schedule 3.17 of the Disclosure Schedules lists (i) the parties to the license; (ii) whether the license is exclusive or non-exclusive; (iii) the applicable products, services and/or field of use of such license; and (iv) any royalties or payments paid or payable in connection with such license. At all relevant times, the Company has lawfully licensed and maintained licenses for sufficient copies and quantities of all Software, including Off-the-Shelf Software, used in or distributed in connection with the Company’s business.
          (b) Except as set forth in Schedule 3.17(b) of the Disclosure Schedules, no registered Mark identified on Schedule 3.17 of the Disclosure Schedules has been or is now involved in any opposition or cancellation proceeding and, to the knowledge of the Company, no such proceeding is or has been threatened with respect to any of such Marks. No Patent identified on Schedule 3.17 of the Disclosure Schedules has been or is now involved in any interference, reissue or reexamination proceeding and, to the knowledge of the Company, no such proceeding is or has been threatened with respect thereto any of such Patents.

          (c) Subject to Section 3.17(h) below, the Company exclusively owns, free and clear of any and all Encumbrances, all Intellectual Property identified on Schedule 3.17 of the Disclosure Schedules and has continuing rights to use, sell, license and otherwise commercially exploit, as the case may be, all such Intellectual Property. All other Intellectual Property used in the Company’s businesses is licensed to the Company by a third party licensor pursuant to a written license agreement that remains in effect or may be lawfully used because it is in the public domain. Except as set forth in Schedule 3.17(c) of the Disclosure Schedules, the Company has not received any notice or claim challenging the Company’s ownership of any of the Owned Intellectual Property by the Company, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company does not so own any of such Owned Intellectual Property.
          (d) The Company has taken reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and at all times has maintained the confidentiality of all information that constitutes or constituted a Trade Secret of the Company. The Company has not disclosed any information pertaining to its Intellectual Property except pursuant to a written confidentiality agreement that has been made available to the Parent. Except as set forth on Schedule 3.17(d) of the Disclosure Schedules, all current and former employees, consultants and contractors of the Company have executed and delivered to the Company written proprietary information, confidentiality and assignment agreements protecting all Trade Secrets of the Company and assigning all rights to any Intellectual Property developed by Company employees in the course of their employment to the Company or by consultants or contractors in the course of their engagement by the Company. For the purposes of this Section 3.17(d), “contractors” does not include tradesmen (e.g., plumbers and electricians) or other contractors who did not have meaningful access to the Company’s Intellectual Property.
          (e) The Registered Intellectual Property identified on Schedule 3.17 of the Disclosure Schedules are valid and subsisting and, to the knowledge of the Company, enforceable, and, except as set forth in Schedule 3.17(b) of the Disclosure Schedules, the Company has not received any notice or claim challenging the validity or enforceability of any such Registered Intellectual Property or alleging any misuse of such Registered Intellectual Property. The Company has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of such Registered Intellectual Property (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose any known material prior art in connection with the prosecution of patent applications).
          (f) The development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of the Company, and all of the other activities or operations of the Company, have not infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, any Intellectual Property of any third party, and the Company has not received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor to the knowledge of the Company, is there a reasonable basis therefor. Except as set forth in Schedule 3.17(f) of the Disclosure Schedules, no Intellectual Property owned by or licensed to the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof by the Company. To the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by or exclusively licensed to the Company and the Company has not alleged any such misappropriation, infringement, dilution or violation. To the knowledge of the Company, no Intellectual Property of any of its employees’ former employers are used in the operations of the Company.
          (g) The Company has not transferred ownership of, or granted any exclusive or non-exclusive license with respect to, any Intellectual Property, except (i) in connection with the ordinary sale of its products in accordance with the terms and conditions as disclosed to the Parent and (ii) as set forth in Schedule 3.17(g) of the Disclosure Schedules. Upon the consummation of the Closing, the Surviving Corporation shall succeed to all of the Intellectual Property rights necessary for the conduct of the Company’s businesses as they are currently and proposed to be conducted, and all of such rights shall be exercisable by the Surviving Corporation to the same extent as by the Company prior to the Closing. No loss or expiration of any of the material Intellectual Property used by the Company in the conduct of its business is threatened, pending or reasonably foreseeable.
          (h) With regard to the Company’s representations and warranties regarding its ownership of its Intellectual Property in Sections 3.17(a) and (c), the Company’s representations and warranties with regard to Marks and Patents are limited to the countries in which they are registered, as indicated on Schedule 3.17 of the Disclosure Schedules.
          (i) No licenses, products or services offered or planned to be offered by the Company’s business are, in whole or in part, subject to the provisions of any open source, quasi-open source or other source code license agreement that (i) requires the distribution of source code in connection with the distribution of the licensed software in object code form; (ii) prohibits or limits the Company from charging a fee or receiving consideration in connection with sublicensing or distributing such licensed software (whether in source code or object code form); or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law, including without limitation, any version of any of license for any Public Software. The Company has taken all actions customary in the United States software industry to document any Software and its operation that is part of the Intellectual Property owned by the Company, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.
     Section 3.18 Taxes.
          (a) The Company has filed all Returns that it was required to file under applicable Laws. All such Returns were correct and complete in all respects, were prepared in compliance with all applicable Laws, and did not contain a disclosure statement under Section 6662 of the Code or any predecessor provision or comparable provision of state, local or foreign Law. The Company is and has been in compliance with all applicable Laws pertaining to Taxes, including all applicable Laws relating to record retention.

          (b) The Company has timely paid all Taxes it is required to have paid (whether or not shown on any Return) and all unpaid Taxes not yet due have been adequately reserved for on the Company’s Interim Financial Statements. All Taxes of the Company accrued following the end of the most recent period covered by the Interim Financial Statements have been (and will be) accrued in the ordinary course of business and do not (and will not) exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in the Company’s operating results).
          (c) No claim has been made by any taxing authority in any jurisdiction where the Company does not file Returns that it is or may be subject to Tax by that jurisdiction. No extensions or waivers of statutes of limitations with respect to any Returns have been given by or requested from the Company.
          (d) Schedule 3.18(d) of the Disclosure Schedules sets forth (i) the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired, (ii) those years for which examinations by the taxing authorities have been completed and (iii) those taxable years for which examinations by taxing authorities are presently being conducted.
          (e) The Company is not a party to any Action by any taxing authority, nor does the Company have knowledge of any pending or threatened Action by any taxing authority.
          (f) All deficiencies asserted or assessments made against the Company or as a result of any examinations by any taxing authority have been fully paid and no rationale underlying a claim for Taxes has been asserted previously by any taxing authority that reasonably could be expected to be asserted in any other period.
          (g) There are no Encumbrances for Taxes, other than Encumbrances for current Taxes not yet due and payable, upon the assets of the Company.
          (h) The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.
          (i) The Company is not a party to or bound by any closing agreement or offer in compromise with any taxing authority.
          (j) The Company has not been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes. The Company has no liability for Taxes of any Person other than the Company under Treasury Regulations Section 1.1502-6 or any corresponding provision of state, local or foreign income Tax Law, as transferee or successor, by Contract or otherwise. The Company has not been a personal holding company under Section 542 of the Code.
          (k) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (l) The Company has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise, except that the Company may in the future be required to make an adjustment pursuant to Section 263A of the Code, which has been disclosed to the Parent. The Company has not taken any action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date. The Company converted from cash method accounting to accrual method accounting effective in its 2004 fiscal year and since then has at all times used the accrual method of accounting for income Tax purposes.
          (m) The Company is not a party to any Contract or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.
          (n) The Company is not a party to any joint venture, partnership, or other arrangement or Contract that could be treated as a partnership for federal income tax purposes. There are no elections pursuant to Treas. Reg. § 301.7701-3 that have been made by business entities in which the Company owns an equity interest.
          (o) Except as set forth in Schedule 3.18(o) of the Disclosure Schedules, no Stockholder is a “foreign person” as that term is used in Treas. Reg. § 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation, as defined in Section 897(c)(2) of the Code, during the applicable period specified in Section 897(c)(1)(a) of the Code.
          (p) Except as set forth on Schedule 3.18(p) of the Disclosure Schedules, there is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder and comparable provisions of state, local or foreign Law.
     Section 3.19 Environmental Matters.
          (a) The Company is and has been in compliance with all applicable Environmental Laws. None of the Company or any of its executive officers or directors has received during the past five years, nor is there any basis for, any communication or complaint from a Governmental Authority or other Person alleging that the Company has any liability under any Environmental Law or is not in compliance with any Environmental Law.
          (b) Except for those substances typically used and stored in the prudent and safe operation of a business like that of the Company and as set forth in Schedule 3.19(b) of the Disclosure Schedules, no Hazardous Substances (other than commonly available cleaning solvents, equipment lubricants and other similar materials, all of which have been properly stored in their original containers and used according to their instructions) are or have been present, and there is and has been no Release or threatened Release of Hazardous Substances nor any clean-up or corrective action of any kind relating thereto, on any properties (including any buildings, structures, improvements, soils and surface, subsurface and ground waters thereof) currently or formerly owned, leased or operated by or for the Company or any predecessor company, at any location to which the Company has sent any Hazardous Substances or at any other location with respect to which the Company may be liable. No underground improvement, including any treatment or storage tank or water, gas or oil well, is or has been located on any property described in the foregoing sentence. The Company is not actually, contingently, potentially or allegedly liable for any Release of, threatened Release of or contamination by Hazardous Substances or otherwise under any Environmental Law. There is no pending or, to the knowledge of the Company, threatened investigation by any Governmental Authority, nor any pending or, to the knowledge of the Company, threatened Action with respect to the Company relating to Hazardous Substances or otherwise under any Environmental Law. The Company has not exposed any employee or third party to any Hazardous Substances or condition that has subjected or may subject the Company to liability under any Environmental Law. The Company is not required to make any capital or other expenditures to comply with any Environmental Law nor is there any basis on which any Governmental Authority could take action that would require such capital or other expenditure.
          (c) The Company holds all Environmental Permits necessary for the present operation of its businesses (all of which are set forth in Schedule 3.19(c) of the Disclosure Schedules), and is and has been in compliance therewith. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) require any notice to or consent of any Governmental Authority or other Person pursuant to any applicable Environmental Law or Environmental Permit or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation or nonrenewal.
          (d) The Company has provided to the Parent all “Phase I”, “Phase II” or other environmental assessment reports in its possession or to which it has reasonable access addressing locations ever owned, operated or leased by the Company or at which the Company actually, potentially or allegedly may have liability under any Environmental Law.
     For purposes of this Agreement:
     “Environmental Laws” means: any Laws of any Governmental Authority relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.
     “Environmental Permits” means all Permits under any Environmental Law.
     “Hazardous Substances” means: (i) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other pollutant or contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.
     “Release” has the meaning set forth in Section 101(22) of CERCLA.
     Section 3.20 Material Contracts.
          (a) Except as set forth in Schedule 3.20(a) of the Disclosure Schedules, the Company is not a party to or bound by any Contract of the following nature (such Contracts as are required to be set forth in Schedule 3.20(a) of the Disclosure Schedules being “Material Contracts”):
               (i) any manufacturing, supply, broker, distributor, dealer, manufacturer’s representative, franchise, agency, continuing sales or purchase, sales promotion, market research, marketing, consulting or advertising Contract;
               (ii) any Contract relating to or evidencing indebtedness of the Company, including mortgages, other grants of security interests, guarantees or notes;
               (iii) any Contract pursuant to which the Company has provided funds to or made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person, including take-or-pay contracts or keepwell agreements;
               (iv) any Contract with any Governmental Authority;
               (v) any Contract with any Related Party of the Company;
               (vi) any employment or consulting Contract, other than Contracts for employment covered in clause (v);
               (vii) any Contract that limits, or purports to limit, the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of the Company to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights;
               (viii) any Contract that requires a consent to or otherwise contains a provision relating to a “change of control”, or that would prohibit or delay the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;
               (ix) any Contract pursuant to which the Company is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than the Company), (A) any real property or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $25,000;

               (x) any Contract for the sale or purchase of any real property, or for the sale or purchase of any tangible personal property in an amount in excess of $25,000;
               (xi) any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company or any predecessor Person;
               (xii) any Contract containing confidentiality clauses;
               (xiii) any Contract relating in whole or in part to any Intellectual Property, other than Off-the-Shelf Software;
               (xiv) any joint venture or partnership, merger, asset or stock purchase or divestiture Contract relating to the Company;
               (xv) any Contract with any labor union or providing for benefits under any Plan;
               (xvi) except with regard to Options and Warrants which shall have been exercised or converted into Shares and terminated, cancelled or retired, as relevant, prior to the Effective Time, any Contract for the purchase of any debt or equity security or other ownership interest of any Person, or for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, the Company;
               (xvii) any Contract relating to settlement of any administrative or judicial proceedings within the past five years;
               (xviii) any Contract that results in any Person holding a power of attorney from the Company that relates to the Company or its business; and
               (xix) any other Contract, whether or not made in the ordinary course of business that (A) involves a future or potential liability or receivable, as the case may be, in excess of $25,000 on an annual basis or in excess of $50,000 over the current Contract term, (B) has a term greater than one year and cannot be cancelled by the Company without penalty or further payment on 30 days’ notice or less or (C) is material to the business, operations, assets, financial condition, results of operations or prospects of the Company.
          (b) Each Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect. The Company is not and, to the knowledge of the Company, no other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Material Contract, nor has the Company received any claim of any such breach, violation or default. The Company has delivered or made available to the Parent true and complete copies of all Material Contracts, including any amendments thereto.

     Section 3.21 Affiliate Interests and Transactions.
          (a) No Related Party of the Company: (i) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company or its business; (ii) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company uses or has used in or pertaining to the business of the Company; (iii) has or has had any business dealings or a financial interest in any transaction with the Company or involving any assets or property of the Company, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms; or (iv) is or has been employed by the Company.
          (b) There are no outstanding notes payable to, accounts receivable from or advances by the Company to, and the Company is not otherwise a debtor or creditor of, and does not have any liability or other obligation of any nature to, any Related Party of the Company. Since the date of the Balance Sheet, the Company has not incurred any obligation or liability to, or entered into or agreed to enter into any transaction with or for the benefit of, any Related Party of the Company, other than the transactions contemplated by this Agreement and the Ancillary Agreements.
     Section 3.22 Insurance. Schedule 3.22 of the Disclosure Schedules sets forth a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other types of insurance maintained with respect to the Company, together with the carriers and liability limits for each such policy. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. No notice of cancellation, termination or reduction of coverage has been received with respect to any such policy. No claim currently is pending under any such policy involving an amount in excess of $10,000. Schedule 3.22 of the Disclosure Schedules identifies which insurance policies are “occurrence” or “claims made” and which Person is the policyholder. All material insurable risks in respect of the business and assets of the Company are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the business and operations in which the Company is engaged. The activities and operations of the Company have been conducted in a manner so as to conform to all applicable provisions of such insurance policies. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not cause a cancellation or reduction in the coverage of such policies.
     Section 3.23 Customers and Suppliers.
          (a) Schedule 3.23(a) of the Disclosure Schedules sets forth a true and complete list of (i) the names and addresses of all customers or licensees of the Company with a billing for each such customer or licensee of $10,000 or more during the 12 months ended December 31, 2007, (ii) the amount for which each such customer or licensee was invoiced during such period and (iii) the percentage of the total sales or revenues of the Company represented by sales or licenses to each such customer or licensee during such period. The Company has not received any notice or has any reason to believe that any of such customers or licensees (A) has ceased or substantially reduced, or will cease or substantially reduce, use of products, services or technologies of the Company or (B) has sought, or is seeking, to reduce the price it will pay for the products, services or technologies of the Company. None of such customers or licensees has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
          (b) Schedule 3.23(b) of the Disclosure Schedules sets forth a true and complete list of (i) all suppliers of the Company from which the Company ordered products or services with an aggregate purchase price for each such supplier of $10,000 or more during for the 12 months ended December 31, 2007 and (ii) the amount for which each such supplier invoiced the Company during such period. The Company has not received any notice or has any reason to believe that there has been any material adverse change in the price of such supplies or services provided by any such supplier, or that any such supplier will not sell supplies or services to the Surviving Corporation at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company, subject to general and customary price increases. No such supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
     Section 3.24 Warranties. The Company has heretofore delivered to the Parent true and correct copies of all written warranties currently in effect covering the respective products, services and technologies of the Company. During the past three years, the aggregate warranty expenses experienced during any one year by the Company did not exceed $25,000.
     Section 3.25 Capital Expenditures. The aggregate contractual commitments of the Company for new capital expenditures do not exceed $50,000 as of the date hereof.
     Section 3.26 Product Liability. There is no basis for any product liability, warranty, material backcharge, material additional work or other claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (a) services rendered or licenses provided by the Company during the period through and including the Closing Date, (b) licenses by the Company or the sale, distribution, treatment or supply of products by the Company, or the manufacture of products by the Company whether delivered to a customer before or after the Closing Date (except with respect to any liability or obligation arising out of any action by the Parent or the Surviving Corporation after the Closing Date) or (c) the operation of the Company’s business during the period through and including the Closing Date.
     Section 3.27 Bank Accounts; Powers of Attorney. Schedule 3.27 of the Disclosure Schedules sets forth a true and complete list of (a) all bank accounts or safe deposit boxes under the control or for the benefit of the Company, (b) the names of all persons authorized to draw on or have access to such accounts and safe deposit boxes and (c) all outstanding powers of attorney or similar authorizations granted by the Company, copies of which have been furnished to the Parent.
     Section 3.28 Brokers. Except as set forth in Schedule 3.28 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. All brokerage, finder’s and other fees and commissions set forth in Schedule 3.28 of the Disclosure schedules shall be Transaction Expenses hereunder.
     Section 3.29 Disclosure.
          (a) None of the representations or warranties of the Company contained in this Agreement or any Ancillary Agreement and none of the information contained in any schedule, certificate, or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
          (b) None of the information included in any notices, statements of dissenters’ rights, information statements, proxy statements or any other materials provided to the Stockholders by the Company relating to the Merger, this Agreement or the meeting of Stockholders to be held in connection with consideration of the Merger and this Agreement (the “Company Stockholders’ Meeting”) (such notices, statements of dissenters’ rights, information statements, proxy statements and other materials, together with all amendments and supplements thereto, in each case in the form mailed or delivered to the Stockholders, are collectively referred to as the “Information Statement”) will, at the date delivered to such Stockholders or at the date of such meeting or consent, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. Each component of the Information Statement will comply in all respects with the provisions of Oregon Law.
     Section 3.30 Expenses. The Schedule of Expenses delivered to the Parent sets forth or will set forth, when delivered pursuant to Section 2.10(g), a true and complete list of all Transaction Expenses which have been paid by or on behalf of the Company or for which bills have been received, and a good faith estimate of all Unpaid Expenses.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARENT AND SUB
     The Parent and Sub hereby represent and warrant to the Company as follows:
     Section 4.1 Organization. Each of the Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
     Section 4.2 Authority. Each of the Parent and Sub has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Parent and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Parent and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of the Parent and Sub and by the Parent as the sole stockholder of Sub. No other corporate proceedings on the part of the Parent or Sub are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Parent or Sub will be a party will have been, duly and validly executed and delivered by the Parent and Sub, as applicable. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Parent or Sub will be a party will constitute, the legal, valid and binding obligations of the Parent and Sub, as applicable, enforceable against the Parent and Sub, as applicable, in accordance with their respective terms.
     Section 4.3 No Conflict; Required Filings and Consents.
          (a) The execution, delivery and performance by each of the Parent and Sub of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:
               (i) conflict with or violate the certificate or articles of incorporation or bylaws of the Parent or Sub; or
               (ii) conflict with or violate any Law applicable to the Parent or Sub.
          (b) Neither the Parent nor Sub is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Parent and Sub of this Agreement and each of the Ancillary Agreements to which it will be party or the consummation of the transactions contemplated hereby or thereby, except for the filing of the Articles of Merger with the Secretary of State of the State of Oregon.
     Section 4.4 Financing. The Parent has sufficient funds to permit the Parent or Sub to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger.
     Section 4.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Parent or Sub.
ARTICLE V
COVENANTS
     Section 5.1 Conduct of Business Prior to the Closing. Between the date of this Agreement and the Closing Date, unless the Parent shall otherwise agree in writing, the business of the Company shall be conducted only in the ordinary course of business consistent with past practice; and the Company shall preserve substantially intact the business organization and assets of the Company, keep available the services of the current officers, employees and consultants of the Company and preserve the current relationships of the Company with customers, licensees, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Closing Date, the

Company shall not do, or propose to do, directly or indirectly, any of the following without the prior written consent of the Parent:
          (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;
          (b) issue, sell, pledge, dispose of or otherwise subject to any Encumbrance (i) any shares of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares, or any other ownership interest in the Company, except for the exercise or conversion of Options and Warrants pursuant to Section 2.9 or (ii) any properties or assets of the Company, other than sales or transfers of inventory or accounts receivable in the ordinary course of business consistent with past practice;
          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, or make any other payment on or with respect to any of its capital stock, except for (A) the completion of payment of the previously declared Preferred Stock distribution and Common Stock cash dividend of an aggregate of $3,848,128 to shareholders of record as of December 7, 2007 and (B) the dividend, if any, pursuant to Section 2.10(i);
          (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure;
          (e) acquire any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets, or enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement;
          (f) except for the Merger, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, or otherwise alter the Company’s corporate structure;
          (g) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; provided that in no event shall the Company (i) incur, assume or guarantee any long-term indebtedness for borrowed money or (ii) make any optional repayment of any indebtedness for borrowed money;
          (h) (i) enter into, amend, waive, modify, renew or consent to the termination of (x) any Material Contract, (y) any distribution, license, acquisition, manufacturing, production or supply Contract or (z) the Company’s rights under any of the foregoing or (ii) enter into any Contract other than in the ordinary course of business consistent with past practice;
          (i) authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $10,000 or capital expenditures that are, in the aggregate, in excess of $20,000 for the Company;

          (j) enter into any lease of real or personal property or any renewals thereof involving a term of more than one year or rental obligation exceeding $10,000 per year in any single case;
          (k) hire or terminate any employee, increase the compensation payable or to become payable or the benefits provided to its directors, officers, employees or consultants, except for normal merit and cost-of-living increases consistent with past practice in salaries or wages of employees of the Company who are not directors or officers of the Company and who receive less than $60,000 in total annual cash compensation from the Company, or grant any severance or termination payment to, or pay, loan or advance any amount to (except pursuant to Section 5.13), any director, officer, employee or consultant of the Company, or establish, adopt, enter into or amend any Plan;
          (l) enter into any Contract with any Related Party of the Company;
          (m) make any change in any method of accounting or accounting practice or policy, except as required by GAAP;
          (n) make, revoke or modify any Tax election, settle or compromise any Tax liability or file any Return other than on a basis consistent with past practice;
          (o) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against on the Balance Sheet or subsequently incurred in the ordinary course of business consistent with past practice;
          (p) cancel, compromise, waive or release any right or claim other than in the ordinary course of business consistent with past practice;
          (q) permit the lapse of any existing policy of insurance relating to the business or assets of the Company;
          (r) permit the lapse of any right relating to Intellectual Property or any other intangible asset used in the business of the Company;
          (s) accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories, fail to maintain levels of inventory proportionate to the Company’s existing business or alter the inventory practices maintained during the Company’s last full fiscal year, or otherwise increase cash on hand, except in the ordinary course of business consistent with past practice;
          (t) pay or become liable to pay any costs or expenses arising out of or related to the transactions contemplated by this Agreement or the Ancillary Agreements, other than the Transaction Expenses;
          (u) commence or settle any Action;

          (v) disclose any non-public information about the Company including proprietary and confidential information;
          (w) take any action, or fail to take any action, that would cause any representation or warranty made by the Company in this Agreement or any Ancillary Agreement to be untrue or result in a breach of any covenant made by the Company in this Agreement or any Ancillary Agreement, or that has or would reasonably be expected to have a Material Adverse Effect;
          (x) take any other action that causes, or fail to take any remedial action that prevents, the material impairment of the value of the Company or the rights of the Parent hereunder; or
          (y) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.
     Section 5.2 Access to Information. From the date hereof until the Closing Date, the Company shall afford the Parent and its officers, directors, employees, advisors, auditors, attorneys, agents, bankers and other representatives (collectively, “Representatives”) complete access (including for inspection and copying) at all reasonable times to the properties, offices, plants and other facilities, books and records of the Company, and shall promptly furnish the Parent with such financial, operating and other data and information as the Parent may reasonably request.
     Section 5.3 Exclusivity. The Company and the Approving Holders agree that between the date of this Agreement and the earlier of the Closing and the termination of this Agreement, the Company and the each of the Approving Holders shall not, and shall take all action necessary to ensure that none of the Company’s Affiliates and Representatives shall (i) solicit, initiate, consider, encourage or accept any proposal or offer that constitutes an Acquisition Proposal or (ii) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage the submission of, any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. The Company and the Approving Holders shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Company and/or the Approving Holders, as the case may be, shall notify the Parent promptly, but in any event within 24 hours, orally and in writing if any such Acquisition Proposal, or any inquiry or other contact with any Person with respect thereto, is made. Any such notice to the Parent shall indicate in reasonable detail the identity of the Person making such Acquisition Proposal, inquiry or other contact and the terms and conditions of such Acquisition Proposal, inquiry or other contact. The Company shall not release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party, without the prior written consent of the Parent. For purposes of this Agreement, “Acquisition Proposal” means any offer or proposal for, or any indication of interest in, any of the following: (A) any direct or indirect acquisition or purchase of all or any portion of the capital stock of the Company or assets of the Company (other than inventory to be sold in the ordinary course of business consistent with past practice), (B) any merger, consolidation or other business combination relating to the Company or (C) any recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company.
     Section 5.4 Stockholder Meeting; Stockholder Approval As soon as practicable following the date of this Agreement, the Company shall take all action necessary or advisable in accordance with Oregon Law and the Company’s articles of incorporation and bylaws to duly call, give notice of, convene and hold the Company Stockholders’ Meeting for Stockholders to consider and vote upon the adoption and approval of the Merger, this Agreement and the transactions contemplated hereby. The Company will, through its Board of Directors, unanimously recommend to the Stockholders the adoption and approval of the Merger and this Agreement, shall not withdraw, modify or change such recommendation, and shall use its best efforts to obtain Company Stockholders’ Approval.
          (b) Each of the Approving Holders agrees to the terms and obligations specified in this Agreement, and each further agrees that he shall vote all of his Shares in favor of the Merger, this Agreement and transactions contemplated hereby. Each Approving Holder further covenants not to (i) sell, convey, transfer, pledge, encumber, hypothecate, assign or otherwise dispose of (including by gift) any of his Shares during the term of this Agreement; (ii) deposit any Shares into a voting trust, enter into any voting arrangement or understanding, grant any proxy or otherwise transfer voting power with respect thereto; (iii) disclose any non-public information about the Company including proprietary and confidential information; or (iv) issue any option, right of first refusal or any other right with respect to his Shares, in each case without the prior written consent of the Parent (which may be withheld by the Parent in its sole discretion). The Company represents and warrants to the Parent that a vote by the Approving Holders of all of their Shares in favor of the Merger, this Agreement and the transactions contemplated hereby (both (x) on an issued and voting basis and (y) on a fully diluted basis, assuming that all common stock issuable pursuant to the Options and Warrants has in fact been issued) will on its own be sufficient (under Oregon Law, the Company’s articles of incorporation and otherwise) to approve and authorize the consummation of the Merger and the transactions contemplated hereby.
     Section 5.5 Information Statement. As soon as practicable following the date of this Agreement and in any event within five Business Days after such date, the Company shall prepare the Information Statement, which shall consist of all materials necessary or advisable in accordance with Oregon Law for the Stockholders to approve this Agreement and the transactions contemplated hereby at the Company Stockholders’ Meeting. The Company shall promptly advise the Parent in writing if at any time prior to the Effective Time the Company obtains knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained therein not misleading. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Stockholders approve the Merger, this Agreement and the transactions contemplated hereby and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Stockholders. The Company will provide copies of drafts of the Information Statement and other materials to the Parent and will mail the Information Statement and other materials to Stockholders only after the Parent and its legal counsel shall have approved and agreed to the content of the disclosure of the

Information Statement, but the Company shall remain solely responsible for such content irrespective of any review by the Parent and its legal counsel (and any such review shall in no way affect the Company’s representation and warranty set forth in Section 3.29(b) and any indemnification related thereto). Notwithstanding anything to the contrary contained herein, the Company shall not include in the Information Statement any information with respect to the Parent or its Affiliates, the form and content of which information shall not have been approved in writing by the Parent prior to such inclusion.
     Section 5.6 Notification of Certain Matters; Supplements to Disclosure Schedule.
          (a) The Company shall give prompt written notice to the Parent of (i) the occurrence or non-occurrence of any change, condition or event the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any Ancillary Agreement, if made on or immediately following the date of such event, untrue or inaccurate, (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Material Adverse Effect, (iii) any failure of the Company or or any Affiliate of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to the Parent’s and Sub’s obligations hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or (v) any Action pending or, to the Company’s knowledge, threatened against a party or the parties relating to the transactions contemplated by this Agreement or the Ancillary Agreements.
          (b) The Company shall supplement the information set forth on the Disclosure Schedules with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or that is necessary to correct any information in the Disclosure Schedules or in any representation or warranty of the Company which has been rendered inaccurate thereby promptly following discovery thereof. No such supplement shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Ancillary Agreement or have any effect for purposes of determining the satisfaction of the conditions set forth in Section 6.3, the compliance by the Company with any covenant set forth herein or the indemnification provided for in Section 7.2.
     Section 5.7 Takeover Statutes. If any state takeover statute or similar Law shall become applicable to the transactions contemplated by this Agreement or the Ancillary Agreements, the Company and its Board of Directors shall grant such approvals and take such actions as are necessary or appropriate so that the transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise act to eliminate the effects of such statute or regulation on the transactions contemplated hereby or thereby.
     Section 5.8 Stock Option Plans. Prior to the Effective Time, in addition to complying with Section 2.9, the Company shall take all actions necessary to ensure that (a) all of the Company’s option or other equity-based plans shall terminate as of the Effective Time and (b)

after the Effective Time, the Company is not bound by any Option, Warrant or other equity-based right that would entitle any Person, other than the Parent or its Affiliates, to beneficially own, or receive any payments in respect of, any capital stock of the Company or the Surviving Corporation.
     Section 5.9 Confidentiality. Until the Closing Date, each of the parties shall, and shall cause its Affiliates and Representatives to, keep confidential, disclose only to its Affiliates or Representatives and use only in connection with the transactions contemplated by this Agreement and the Ancillary Agreements all information and data obtained by them from any other party or its Affiliates or Representatives relating to such other party or the transactions contemplated hereby (other than information or data that is or becomes available to the public other than as a result of a breach of this Section), unless disclosure of such information or data is required by applicable Law. In the event that this Agreement is terminated prior to the Effective Time, each party shall, and shall use its commercially reasonable efforts to cause its Affiliates and Representatives to, promptly return to the applicable party or destroy all documents (including all copies thereof) containing any such information or data. Notwithstanding the foregoing and anything else herein to the contrary, the Parent and its employees and Affiliates may discuss the transactions contemplated by this Agreement and the business of the Company as part of investor relations activities as well as in filings with the Securities and Exchange Commission.
     Section 5.10 Commercially Reasonable Efforts; Further Assurances. Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to (a) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (b) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable Law and (c) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. In furtherance and not in limitation of the foregoing, the Company shall permit the Parent reasonably to participate in the defense and settlement of any claim, suit or cause of action relating to this Agreement, the Merger or the other transactions contemplated hereby, and the Company shall not settle or compromise any such claim, suit or cause of action without the Parent’s written consent. Notwithstanding anything herein to the contrary, the Parent shall not be required by this Section to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (i) require the divestiture of any assets of the Parent, the Company or any of their respective Affiliates or (ii) limit the Parent’s freedom of action with respect to, or its ability to consolidate and control, the Company or any of its assets or businesses or any of the Parent’s or its Affiliates’ other assets or businesses.
     Section 5.11 Public Announcements. Each of the parties shall consult with one another before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law.
     Section 5.12 Taxes.
          (a) The Stockholders, jointly and severally, shall save, defend, indemnify and hold harmless the Parent, Sub, the Surviving Corporation and their Affiliates from and against any loss, claim, liability, expense or other damage attributable to (i) all Taxes (or the non-payment thereof) of the Company for any taxable year or taxable period that ends on or before the Closing Date, (ii) all Taxes (or the non-payment thereof) of the Company for any taxable year or taxable period that commences before and ends after the Closing Date (“Straddle Period”) which are allocable to the portion of such Straddle Period deemed to end on the Closing Date (as determined pursuant to Section 5.12(b)) (“Pre-Closing Taxes”) and (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign law or regulation.
          (b) For purposes of this Section 5.12, whenever it is necessary to determine the liability for Taxes of the Company for a Straddle Period, the determination of the Taxes for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one that ended at the close of the Closing Date and the other that began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit and state and local apportionment factors of the Company for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of the Company were closed at the close of the Closing Date; provided, however, that (i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, and (ii) periodic taxes, such as real and personal property taxes, shall be apportioned ratably between such periods on the basis of the number of elapsed days in each such period.
          (c) The Stockholders Representative, on behalf of the Stockholders, shall prepare and file or cause to be prepared and filed or cause to be filed all Returns of the Company which are required to be filed after the Closing Date in respect of all Pre-Closing Tax Periods. The Parent shall have the opportunity to review such Returns and the Stockholders Representative shall provide such Returns to the Parent (for the Parent’s review and comment) at least thirty (30) days prior to the due date. The Parent shall prepare and file all other Returns of the Company. As used in this Agreement, the term “Pre-Closing Tax Period” shall mean (i) any taxable period ending on or before the Closing Date or (ii) the portion of any Straddle Period which ends on the Closing Date.
          (d) If the Company has any increase in Tax liability by reason of an adjustment by a Government Authority with respect to a Pre-Closing Tax Period and such adjustment has the effect of decreasing deductions or credits, or increasing income, for any taxable year or taxable period ending after the Closing Date, the Parent shall be paid out of the Indemnity Escrow Fund according to the terms of the Escrow Agreement, an amount equal to the Tax cost (taking into account any Tax benefits actually and currently realized in connection therewith) attributable to such decreased deductions or credits, or increased income, as and when the Company, or any consolidated, affiliated, combined, unitary or other similar Tax group of which the Company may be a member actually suffers such detriment; provided that the Stockholders shall remain liable in the event that the Indemnity Escrow Fund is insufficient to cover such amount.
          (e) If the Company has any decrease in Tax liability by reason of an adjustment by a Government Authority with respect to a Pre-Closing Tax Period and such adjustment has the effect of increasing deductions or credits, or decreasing income, for any taxable year or taxable period, the Parent shall pay to the Stockholders, pro rata in accordance with the portion of the Merger Consideration each such Stockholder was entitled to receive at the Effective Time, an amount equal to the Tax benefits actually and currently realized in connection therewith attributable to such increased deductions or credits, or decreased income, as and when the Company, or any consolidated, affiliated, combined, unitary or other similar Tax group of which the Company may be a member actually realizes such benefit.
          (f) The Parent shall cause the Company to retain all Returns, schedules, work papers and all material records and other documents relating thereto, until the expiration of the applicable statutes of limitation (and, to the extent notified by any Party, any extensions thereof) for the taxable periods to which such Returns, schedules, work papers and other material records relate until the final determination of any Tax in respect of such taxable periods. Any information retained under this Section 5.12 shall remain confidential, except as may be necessary to be disclosed in connection with filing any Return, amended Return or claim for refund, determining any Tax liability or right to refund of Taxes or conducting or defending any audit or other proceeding in respect of Taxes.
          (g) Any amended Return of the Company or any of its Subsidiaries or any claim for Tax refund on behalf of the Company or any of its Subsidiaries for any Pre-Closing Tax Period shall be filed, or caused to be filed, only by the Stockholders Representative. The Stockholders Representative shall not, without the prior written consent of the Parent (which consent shall not be unreasonably withheld or delayed) make or cause to be made, any such filing, to the extent such filing, if accepted, reasonably might change the Tax liability of the Company or any of its Subsidiaries or the Parent for any period ending on or after the Closing Date.
          (h) The Parent, the Stockholder Representative and the Company shall reasonably cooperate, and shall cause their respective Affiliates and their respective directors, officers and employees reasonably to cooperate, and shall use commercially reasonable efforts to cause their respective Representatives reasonably to cooperate, in preparing and filing all Returns and in resolving all disputes and audits with respect to all taxable periods or relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes.

          (i) If a claim for Taxes, including, without limitation, notice of a pending or threatened audit, shall be made by any taxing authority to the Parent or any of its Subsidiaries in writing, which, if successful, could result in an indemnity payment pursuant to Section 5.12(a) (a “Tax Claim”), the Parent shall notify the Stockholder Representative in writing of the Tax Claim within ten (10) Business Days following the Parent’s or its Subsidiary’s becoming aware of such possible result; provided that the failure to provide such notice shall not release the Indemnifying Party from its indemnity obligations except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and basis of the Tax Claim and the amount thereof, each to the extent known by the Parent or any of its Subsidiaries. Unless otherwise agreed by the parties, the Stockholders Representative shall have the sole right to represent the interests of the Company with respect to any Tax Claim pertaining to a Pre-Closing Tax Period if the indemnity of the Stockholders is still in effect under this terms of this Agreement with regard thereto, provided that the Stockholder Representative shall not, without the prior written consent of the Parent (which may be withheld in the Parent’s sole discretion), resolve or settle any Tax Claim to the extent that the Surviving Corporation or the Parent would be adversely affected thereby.
          (j) The procedures set forth in Section 7.5 shall apply to any breach of the covenants contained in this Section 5.12.
          (k) All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.
          (l) All transfer, documentary, sale, use, stamp, registration and other Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Stockholders when due, and the Stockholders will, at their own expense, file all necessary Returns and other documentation with respect to all such Taxes, fees and charges, and, if required, the Parent will, and will cause its Affiliates to, join in the execution of any such Returns and other documentation.
     Section 5.13 Cashless Exercise Loans. Prior to the Closing Date, the Company may provide loans to its officers, directors, employees, consultants and investors as may reasonably be deemed advisable by the Board of Directors in order to facilitate a “cashless” exercise in anticipation of the Merger of Options and Warrants held by such officers, directors, employees, consultants and investors, provided that (i) such loans and advances (the “Cashless Exercise Loans”) shall be automatically repaid to the Company out of the Closing Date Merger Consideration to which such holders of Options and Warrants would otherwise be entitled; (ii) the Company shall, as a condition to making any such loan or advance, require the recipient to enter into an agreement (in form and substance reasonably acceptable to the Parent) with the Company whereby such recipient consents and agrees to (x) the repayment described in clause (i) above, (y) any Tax withholding required in connection with the exercise of such Options and Warrants (the aggregate of all such withholding by the Company, the “Option Withholding Amount”) and (z) as a condition to payment, execute and deliver after the Effective Time the letter of transmittal described in Section 2.10(c); and (iii) the Company shall promptly, and in any event prior to the Closing Date, inform the Parent after the Company has made or has agreed to make any such loan or advance, including the amount thereof and provide the Parent with a copy of all documentation to effect such loan or advance.
     Section 5.14 Loan Repayments. Prior to the Closing Date, the Company and each of Bruce L. Gibbins and Jack D. McMaken shall enter into agreements, in form and substance reasonably acceptable to the Parent (the “Repayment Agreements”), whereby each of Bruce L. Gibbins and Jack D. McMaken consents, covenants and agrees that (x) in the case of Bruce L. Gibbins, those certain Promissory Notes made in favor of the Company as of July 1, 2006 (in the principal amount of $140,695.16) and December 26, 2007 (in the principal amount of $136,575.00) and (y) in the case of Jack D. McMaken, that certain Promissory Note made in favor of the Company as of July 1, 2006 (in the principal amount of $140,695.16) shall be automatically repaid in full (including the principal balance and all accrued interest thereon) out of the Closing Date Merger Consideration to which he would otherwise be entitled.
     Section 5.15 Flow of Funds Statement. Prior to the Closing Date, the Company and the Parent shall in good faith prepare and agree upon (which agreement shall not be unreasonably withheld, conditioned or delayed) a flow of funds statement (the “Flow of Funds Statement”), which shall (i) provide detail with respect to each of the payments and transactions (or provide reasonable estimates to the extent not then ascertainable) to be made by the Company and the Parent at or prior to the Closing and (ii) set forth an estimate of the Closing Working Capital. The Flow of Funds Statement shall be prepared, to the extent possible, to effectuate the following principles: (i) the Closing Working Capital shall be as close as possible to the Reference Amount and (ii) the parties shall make a good faith effort to minimize the amount of the adjustment to the Indemnity Escrow Amount as a result of implementing Section 2,11(d). In the event that the Reference Amount exceeds the estimate of Closing Working Capital set forth on the Flow of Funds Statement (such excess amount, the “Deficit Amount”) , each of (x) the Closing Date Merger Consideration and (y) the Reference Amount shall be reduced dollar-for-dollar by the Deficit Amount.
     Section 5.16 Directors’ and Officers’ Indemnification. For a period of six (6) years following the Closing Date, the Parent agrees that it will cause the Surviving Corporation to continue to indemnify (including with respect to advancement of expenses) the Company’s present and former directors, officers, fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, and all other persons who may currently serve or have served at the Company’s request as a director, officer or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise for all judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with actions or omissions or alleged actions or omissions occurring at or prior to the Closing (other than in their capacities as Stockholders and thus excluding liability for breaches of representations, warranties and covenants hereunder), and all reasonable expenses; provided that such indemnification shall only be provided to the extent (i) permitted or required under the Company’s articles of incorporation and bylaws in effect as of the date hereof and (ii) consistent with applicable Law.

ARTICLE VI
CONDITIONS TO CLOSING
     Section 6.1 General Conditions. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):
          (a) No Injunction or Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.
          (b) Approval of Stockholders. Company Stockholder Approval shall have been validly obtained under Oregon Law and the Company’s articles of incorporation and bylaws.
          (c) Performance Metrics. The Parent shall have reached agreement with each of Bruce L. Gibbins and Jack D. McMaken with respect to the respective performance metrics to be inserted into their respective employment agreements, forms of which are attached as part of Exhibits E and F.
          (d) Flow of Funds Statement. The Parent and the Company shall have reached agreement with respect to the Flow of Funds Statement.
     Section 6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:
          (a) Representations, Warranties and Covenants. The representations and warranties of the Parent and Sub contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date. The Parent and Sub shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing. The Company shall have received from each of the Parent and Sub a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer of each of the Parent and Sub.
          (b) Escrow Agreement. The Company shall have received an executed counterpart of the Escrow Agreement, signed by each party other than the Stockholder Representative.

     Section 6.3 Conditions to Obligations of the Parent and Sub. The obligations of the Parent and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Parent in its sole discretion:
          (a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date. The Company and the Approving Holders shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing. The Parent shall have received from the Company a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.
          (b) Consents and Approvals. All authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates that the Parent in its sole discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including all third party consents required under any Material Contracts or Permits, shall have been received and shall be satisfactory in form and substance to the Parent in its sole discretion.
          (c) No Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority that, in the reasonable, good faith determination of the Parent, is reasonably likely to (i) require divestiture of an asset of the Parent as a result of the transactions contemplated by this Agreement or the divestiture of any assets of the Company, (ii) prohibit or impose limitations on the Parent’s ownership or operation of all or a material portion of its or the Company’s business or assets (or those of any of their Affiliates) or (iii) impose limitations on the ability of the Parent or its Affiliates, or render the Parent or its Affiliates unable, effectively to control the business, assets or operations of the Company in any material respect.
          (d) Ancillary Agreements. The Parent shall have received an executed counterpart of each of the Ancillary Agreements, signed by each party other than the Parent or Sub, including (w) noncompetition agreements substantially in the form attached hereto as Exhibit D from each of Bruce L. Gibbins and Jack D. McMaken (each a “Noncompetition Agreement”), (x) an employment agreement substantially in the form attached hereto as Exhibit E from Bruce L. Gibbins, (y) an employment agreement substantially in the form attached hereto as Exhibit F from Jack D. McMaken and (z) an employment agreement substantially in the form attached hereto as Exhibit G from John A. Calhoun.
          (e) Resignations. The Parent shall have received letters of resignation from the directors of the Company.

          (f) Schedule of Transaction Expenses. The Company shall have delivered to the Parent the Schedule of Expenses, and all Transaction Expenses for which bills have been received by the Company by the Closing Date shall have been paid by the Company.
          (g) Third Party Expense Statements and Releases. The Parent shall have received from each third party referred to in the Schedule of Expenses a written instrument in form and substance reasonably satisfactory to the Parent containing (i) the bill for the aggregate unpaid fees and expenses of such party incurred by the Company as of the Closing Date (and stating the amount of previously paid fees and expenses) that are or may be characterized as Transaction Expenses hereunder and (ii) a statement releasing and discharging the Parent, Sub, the Company, the Surviving Corporation and any of their Affiliates from any liability for any Transaction Expenses or amounts thereof not specifically referred to in the Schedule of Expenses.
          (h) Maximum Dissenting Shares. The applicable time period prescribed by Oregon Law for exercising or giving notice of the intention to exercise appraisal rights shall have expired, and not more than 10% of the Shares outstanding immediately prior to the Effective Time shall be Dissenting Shares.
          (i) Evidence of Title. (i) The Parent shall have received one or more ALTA 2006 Extended Coverage Form Leasehold Policy(s) of Title Insurance for the Leased Real Property, all in form and substance satisfactory to the Parent, together with all endorsements and affirmative coverages reasonably requested by the Parent (and the cost of such title reports, title policies, endorsements and affirmative coverages shall be Transaction Expenses hereunder); (ii) the Parent shall have received a current ALTA survey relating to the Leased Real Property, satisfactory to the Parent; and (iii) appropriate directors and officers of the Company shall have executed and delivered to the title company(s) selected by the Parent such reasonable affidavits, indemnification agreements and bonds as may be necessary to cause the title company(s) to issue the endorsements and affirmative coverages reasonably requested by the Parent, including without limitation a non-imputation endorsement with respect to the above-referenced Leasehold Policy(s) of Title Insurance. Costs associated with obtaining releases of existing monetary liens affecting the Leased Real Property shall be Transaction Expenses hereunder.
          (j) Landlord Estoppel Certificate. The Company shall have delivered to the Parent a landlord estoppel certificate in form and substance reasonably satisfactory to the Parent for each parcel of Leased Real Property.
          (k) Subordination and Non-Disturbance Agreements. The Company shall have delivered to the Parent a subordination and non-disturbance agreement in form and substance reasonably satisfactory to the Parent from any lender having an interest in (i) the real property relating to the Leased Real Property and/or (ii) the Leased Real Property.
          (l) Environmental Assessment. Any environmental assessment conducted by or on behalf of the Parent, and any other environmental information obtained by the Parent, shall be satisfactory to the Parent in its sole discretion.

          (m) Certificates of Existence and Tax Good Standing. The Parent shall have received certificates of existence and tax good standing dated not more than four Business Days prior to the Closing Date with respect to the Company issued by the Oregon Secretary of State.
          (n) No Material Adverse Effect. There shall not have occurred any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.
          (o) FIRPTA Certificate. The Parent shall have received a certificate dated as of the Closing Date, executed by the appropriate officers of the Company, certifying under penalties of perjury that the Company is not, nor has it been, a United States real property holding corporation, as defined in Section 897(c)(2) of the Code, during the applicable period specified in Section 897(c)(1)(a) of the Code, and that therefore none of the Stockholders’ transferred interests is a United States real property interest, as defined in Section 897(c)(2) of the Code.
          (p) Certain Documentation. The Parent shall have received executed consents, acknowledgments and/or amendments from Medline Industries, Inc., an Illinois corporation (“Medline”), in forms and substance reasonably acceptable to the Parent, confirming the Company’s exclusive rights to exploit and license certain technologies identified by the Parent, which are also identified in the Company’s agreements with Medline.
          (q) Patent Application Assignments. The Parent shall have received, in form and substance reasonably acceptable to the Parent, an assignment to the Company of each of the patent applications set forth on Schedule 6.3(q), executed by the persons set forth on
Schedule 6.3(q).
          (r) Interim Financial Statements. The Parent shall have received, in form and substance reasonably acceptable to the Parent, the Interim Financial Statements.
          (s) Repayment Agreements. The Parent shall have received the Repayment Agreements.
          (t) Design History File. The Parent shall have received, in form and substance reasonably acceptable to the Parent, the complete design history file for the thin-film silver dressing.
ARTICLE VII
INDEMNIFICATION
     Section 7.1 Survival of Representations and Warranties. The representations and warranties of the Company, the Parent and Sub contained in this Agreement and the Ancillary Agreements and any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall survive the Closing until the second anniversary of the Closing Date; provided, however, that:
          (a) the representations and warranties set forth in Sections 3.1 and 4.1 relating to organization and existence, Sections 3.2 and 4.2 relating to authority, Section 3.4 relating to capitalization, Section 3.5 relating to equity interests and Sections 3.28 and 4.5 relating to broker’s fees and finder’s fees (Sections 3.1, 3.2, 3.4, 3.5, 3.28, 4.1, 4.2 and 4.5 are collectively referred to herein as the “Core Representations”), and any representation in the case of fraud, intentional misrepresentation or intentional breach, shall survive indefinitely;
          (b) the representations and warranties set forth in Section 3.18 relating to Taxes (the “Tax Representations”) shall survive until the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof); and
          (c) the representations and warranties set forth in Section 3.19 relating to environmental matters (the “Environmental Representations” and together with the Tax Representations and the Core Representations, the “Special Representations”) shall survive until the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the environmental liabilities in question (giving effect to any waiver, mitigation or extension thereof).
     After the Closing Date, no party shall have any liability whatsoever with respect to any such representations and warranties unless a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.
     Section 7.2 Indemnification by the Stockholders. The Stockholders, severally but not jointly (in other words, in proportion to the percentage of the Shares owned by a Stockholder at the Closing) (except with respect to the Core Representations, for which liability shall be joint and several, subject to the limitations set forth in Section 7.3(d)), shall save, defend, indemnify and hold harmless the Parent, Sub, the Surviving Corporation and their Affiliates, and the respective Representatives, successors and assigns of each of the foregoing from and against any and all losses, damages, liabilities, deficiencies, claims, diminution of value, interest, awards, judgments, penalties, costs and expenses (including attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:
          (a) any breach of any representation or warranty made by the Company contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (without giving effect to any limitations or qualifications thereto, including materiality, Material Adverse Effect, knowledge or subsequent supplements or updates to the Disclosure Schedules);
          (b) any breach of any covenant or agreement by the Company contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, including as a result of the action or failure to act of the Company without giving effect to any limitations or qualifications as to materiality, Material Adverse Effect, knowledge or other exception set forth therein;

          (c) any Transaction Expenses charged to the Parent, Sub, the Surviving Corporation or the Company that shall not have been reflected on the Schedule of Expenses and paid by the Company on or before the Closing Date; or
          (d) one-half of any amounts in excess of the Closing Date Per Share Merger Consideration required to be paid to holders of Dissenting Shares, including one-half of any interest required to be paid thereon.
     Section 7.3 Certain Limits on Indemnification; Insurance.
          (a) Except for any Losses arising from or related to any of the Special Representations and except in the case of fraud or intentional misrepresentation, the Stockholders shall have no indemnification obligation under this Agreement with respect to breaches of representations and warranties until the aggregate amount of all indemnification claims with respect thereto exceeds $100,000, calculated for purposes of this Article VII without regard to any materiality standard contained in the applicable representation or warranty, and in which case the Stockholders shall be responsible for the amount of such claims in excess of such $100,000 threshold.
          (b) Except in the case of fraud or intentional misrepresentation, the maximum aggregate liability of the Stockholders for any Losses of Parent with respect to breaches of representations and warranties under this Agreement:
               (i) with respect to breaches of the Core Representations, shall be equal to $25 million (the “Aggregate Cap”); and
               (ii) with respect to breaches of representations and warranties, other than the Core Representations, shall be equal to $5 million, which Losses shall reduce the Aggregate Cap on a dollar-per-dollar basis.
          (c) For purposes of this Article VII, “Losses” shall be net of any insurance recovery actually paid to the Indemnified Party in connection with the facts giving rise to the right of indemnification, and the Indemnified Party shall use commercially reasonable efforts to seek recovery under all insurance policies covering any Loss to the same extent as it would if such Loss were not subject to indemnification hereunder. From and after the Effective Time, the Surviving Corporation shall maintain customary insurance, including without limitation product liability insurance with a coverage amount of not less than $5,000,000.
          (d) The liability of the Stockholders with respect to the Core Representations shall be joint and several; provided that, except in the case of fraud or intentional misrepresentation, the maximum aggregate personal liability of (i) each of Bruce L. Gibbins and Jack D. McMaken for any Losses with respect to breaches of the Core Representations shall be equal to (x) the aggregate consideration pursuant to Section 2 of his Noncompetition Agreement (and, to the extent any such consideration remains held in the escrow account created in connection with the Noncompetition Agreement, the Parent shall be required to first obtain a remedy from such escrow account, to the extent of amounts held in such escrow account, before recovering Losses directly) plus (y) his pro rata share of the Merger Consideration and (ii) each other Stockholder for any Losses with respect to breaches of the Core Representations shall be equal to such Stockholder’s pro rata share of the Merger Consideration.
     Section 7.4 Indemnification by the Parent. The Parent shall save, defend, indemnify and hold harmless the Stockholders and their Affiliates and the respective Representatives, successors and assigns of each of the foregoing from and against any and all Losses asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:
          (a) any breach of any representation or warranty made by the Parent or Sub contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (without giving effect to any limitations or qualifications as to materiality, Material Adverse Effect, knowledge or other exception set forth therein); and
          (b) any breach of any covenant or agreement by the Parent or Sub contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, including as a result of the action or failure to act of the Parent or Sub without giving effect to any limitations or qualifications as to materiality, Material Adverse Effect, knowledge or other exception set forth therein.
     Section 7.5 Procedures.
          (a) In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Loss or a claim or demand made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the Stockholder Representative, on behalf of the Stockholders, or to the Parent, as applicable (the “Indemnifying Party”) with reasonable promptness after receipt by such Indemnified Party of written notice of the Third Party Claim and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure.
          (b) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against any and all Losses that may result from a Third Party Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 15 calendar days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 7.5(b), the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim. If the

Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest, or (iii) the Indemnifying Party is not defending such Third Party Claim in good faith. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (i) involves a finding or admission of wrongdoing, (ii) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (iii) imposes equitable remedies or any obligation on the Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be indemnified hereunder.
          (c) Subject to Section 7.7(a), the indemnification required hereunder in respect of a Third Party Claim shall be made by prompt payment by the Indemnifying Party of the amount of actual Losses in connection therewith, as and when bills are received by the Indemnifying Party or Losses incurred have been notified to the Indemnifying Party, together with interest on any amount not repaid as necessary to the Indemnified Party by the Indemnifying Party within five Business Days after receipt of notice of such Losses, from the date such Losses have been notified to the Indemnifying Party, at the rate of interest described in Section 2.11(e).
          (d) The Indemnifying Party shall not be entitled to require that any action be made or brought against any other Person before action is brought or claim is made against it hereunder by the Indemnified Party.
          (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Article VII. If the Indemnifying Party does not notify the Indemnified Party within 10 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party hereunder and, subject to Section 7.7(a), the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand. If the Indemnifying Party agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall, subject to Section 7.7(a), pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party’s claim for the difference.
          (f) Notwithstanding the provisions of Section 9.10, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.
     Section 7.6 Remedies Not Affected by Investigation, Disclosure or Knowledge. If the transactions contemplated hereby are consummated, the Parent expressly reserves the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach of any representation, warranty or covenant contained herein, notwithstanding any investigation by, disclosure to or knowledge of such party in respect of any fact or circumstances that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof.
     Section 7.7 Indemnity Escrow Fund.
          (a) The Parent hereby agrees that it shall first obtain a remedy from the Indemnity Escrow Fund, to the extent of the amount then held in the Indemnity Escrow Fund, with respect to any indemnification claim asserted hereunder before seeking to recover any Losses directly from the Stockholders.
          (b) Upon the termination of the Indemnity Escrow Fund pursuant to the terms of the Escrow Agreement, the Escrow Agent shall pay any amounts remaining in the Indemnity Escrow Fund to the Stockholders as instructed by the Stockholder Representative. Payment of such amounts to Stockholders shall be made pro rata in accordance with the portion of the Merger Consideration each such Stockholder would otherwise have been entitled to receive under Section 2.10(c), by virtue of the ownership of outstanding Shares immediately prior to the Effective Time. Neither the Parent, the Surviving Corporation nor any of their Affiliates or Representatives shall have any liability to the Stockholders with respect to the actions of the Stockholder Representative.
     Section 7.8 Tax Matters. Except as set forth in Section 5.12(f), the indemnification provisions of this Article VII shall not apply to the indemnification obligations of the Stockholders or Parent as set forth in Section 5.12. All such obligations shall be governed by the terms of Section 5.12.
     Section 7.9 Remedies.
          (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR PROVIDED FOR UNDER ANY LAW, OTHER THAN IN THE CASE OF FRAUD, INTENTIONAL MISREPRESENTATION,

INTENTIONAL BREACH OR BREACH OF CONFIDENTIALITY OBLIGATIONS, NO PARTY SHALL BE ENTITLED HEREUNDER TO ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, EITHER IN CONTRACT OR IN TORT, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO THE OTHER PARTY IN ADVANCE OR COULD HAVE BEEN REASONABLY FORESEEN BY SUCH OTHER PARTY. THE EXCLUSION OF SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY AND PUNITIVE DAMAGES AS SET FORTH IN THE PRECEDING SENTENCES (IN EACH CASE, OTHER THAN IN THE CASE OF FRAUD, INTENTIONAL MISREPRESENTATION, INTENTIONAL BREACH OR BREACH OF CONFIDENTIALITY OBLIGATIONS) SHALL BE DEEMED INDEPENDENT OF, AND SHALL SURVIVE, ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY UNDER THE TERMS OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL LIMIT THE ABILITY OF THE PARENT OR SUB TO ASSERT AND RECOVER PURSUANT TO THIS ARTICLE VII CLAIMS INVOLVING SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES SOUGHT BY THIRD PARTIES FROM THE PARENT, THE COMPANY, THE SURVIVING CORPORATION OR SUB.
          (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE PARENT AND SUB ACKNOWLEDGE AND AGREE THAT FROM AND AFTER THE CLOSING THEIR SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY AND ALL CLAIMS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, OTHER THAN IN THE CASE OF FRAUD, INTENTIONAL MISREPRESENTATION, INTENTIONAL BREACH OR BREACH OF CONFIDENTIALITY OBLIGATIONS, SHALL BE PURSUANT TO THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS ARTICLE VII; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT TO SEEK AND OBTAIN EQUITABLE RELIEF (INCLUDING INJUNCTIVE RELIEF OR SPECIFIC PERFORMANCE) FOR A BREACH OF THIS AGREEMENT. IN FURTHERANCE OF THE FOREGOING, THE PARENT AND SUB, ON BEHALF OF THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, PARTNERS AND EMPLOYEES, HEREBY WAIVE AND RELEASE FROM AND AFTER THE CLOSING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION (OTHER THAN ANY CLAIM FOR EQUITABLE RELIEF OR IN THE CASE OF FRAUD, INTENTIONAL MISREPRESENTATION, INTENTIONAL BREACH OR BREACH OF CONFIDENTIALITY OBLIGATIONS) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT IT MAY HAVE AGAINST THE COMPANY OR THE SELLING STOCKHOLDERS, EXCEPT PURSUANT TO THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS ARTICLE VII.
ARTICLE VIII
TERMINATION
     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of the Parent and the Company;
          (b) (i) by the Company, if the Parent or Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2, (B) cannot be or has not been cured within 15 calendar days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Company or (ii) by the Parent, if the Company or any Approving Holder breaches or fails to perform in any respect any of its or their representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3, (B) cannot be or has not been cured within 15 calendar days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Parent;
          (c) (i) by the Company, if any of the conditions set forth in Section 6.1 or Section 6.2 shall have become incapable of fulfillment prior to April 30, 2008 or (ii) by the Parent, if any of the conditions set forth in Section 6.1 or Section 6.3 shall have become incapable of fulfillment prior to April 30, 2008; provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of such condition to be satisfied on or prior to such date;
          (d) by either the Company or the Parent if the Merger shall not have been consummated by April 30, 2008; provided, that the right to terminate this Agreement under this Section 8.1(d) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Merger to be consummated on or prior to such date;
          (e) by either the Company or the Parent in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the Parent and Sub (if the Parent is so requesting termination) or the Company (if it is so requesting termination), as the case may be, shall have used their commercially reasonable efforts, in accordance with Section 5.10, to have such order, decree, ruling or other action vacated; or
          (f) by the Parent, if between the date hereof and the Closing, an event or condition occurs that has or is reasonably likely to have a Material Adverse Effect.
The party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a)) shall give prompt written notice of such termination to the other party.
     Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except (a) for the provisions of Section 3.28 and Section 4.5 relating to broker’s fees and finder’s fees, Section 5.9 relating to confidentiality, Section 5.11 relating to public announcements, Section 9.1 relating to fees and expenses, Section 9.5 relating to notices, Section 9.8 relating to third-party beneficiaries, Section 9.9 relating to governing law, Section 9.10 relating to submission to jurisdiction and this Section 8.2 and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.
ARTICLE IX
GENERAL PROVISIONS
     Section 9.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided, however, that if the Merger is consummated, all Transaction Expenses shall be paid as provided in this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.
     Section 9.2 Amendment and Modification. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors at any time prior to the Closing Date (notwithstanding any Company Stockholder Approval); provided, however, that after approval of the transactions contemplated hereby by the Stockholders of the Company, no amendment shall be made which pursuant to applicable Law requires further approval by such Stockholders without such further approval. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties in interest at the time of the amendment.
     Section 9.3 Extension. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent permitted by applicable Law, extend the time for the performance of any of the obligations or other acts of the parties. Any agreement on the part of a party to any such extension shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
     Section 9.4 Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver (a) shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party and (b) shall not affect the right of such party to recover for breaches of this Agreement in connection with such waiver, including pursuant to Article VII. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
     Section 9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or, if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a)	if to the Parent, Sub or the Surviving Corporation, to:
I-Flow Corporation
20202 Windrow Drive
Lake Forest, CA 92630
Attention: Chief Executive Officer
Facsimile: (949) 206-2603
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
Attention: Mark W. Shurtleff, Esq.
Facsimile: (949) 451-4220
(b)	if to the Company or the Stockholder Representative, to:
AcryMed Incorporated
9560 SW Nimbus Avenue
Beaverton, Oregon 97007
Attention: John A. Calhoun
Facsimile: (503) 639-0846
with a copy (which shall not constitute notice) to:
Bullivant Houser Bailey PC
888 S.W. Fifth Avenue, Suite 300
Portland, Oregon 97204
Attention: Stephen F. Cook, Esq.
Facsimile: (503) 295-0915
     Section 9.6 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified.
     Section 9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements (including the exhibits and schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.
     Section 9.8 No Third-Party Beneficiaries. Except as provided in Article VII, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
     Section 9.9 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
     Section 9.10 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any Delaware State or federal court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     Section 9.11 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the Parent (in the case of an assignment by the Company) or the Company (in the case of an assignment by the Parent or Sub), and any such assignment without such prior written consent shall be null and void; provided, however, that the Parent or Sub may assign this Agreement to any Affiliate of the Parent without the prior consent of the Company; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
     Section 9.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State or federal court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.
     Section 9.13 Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.
     Section 9.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     Section 9.15 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 9.16 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     Section 9.17 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.
     Section 9.18 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
     Section 9.19 No Presumption Against Drafting Party. Each of the Parent, Sub, the Company and the Approving Holders acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
     Section 9.20 Legal Representation. In any dispute or proceeding arising under or in connection with this Agreement, each of the Parent, Sub and the Surviving Corporation shall have the right, at its election, to retain the firm of Gibson, Dunn & Crutcher LLP to represent it in such matter and each of the Company, the Stockholder Representative (on behalf of the Stockholders) and the Approving Holders, for itself and themselves and for their respective successors and assigns, hereby irrevocably
(i) waives and consents to any such representation in any such matter,
(ii) acknowledges and agrees that the foregoing provision shall apply whether or not Gibson, Dunn & Crutcher LLP provides legal services to the Surviving Corporation after the Closing Date and
(iii) acknowledges and agrees that all communications between the Parent and its counsel, including without limitation Gibson, Dunn & Crutcher LLP, made in connection with the negotiation, preparation, execution, delivery and closing under, or any dispute or proceeding arising under or in connection with, this Agreement, or any matter relating to any of the foregoing, are privileged communications between the Parent and such counsel and none of the Company, the Stockholder Representative and the Approving Holders, or any Person purporting to act on behalf of or through any of them, will seek to obtain the same by any process.
     Section 9.21 Attorneys’ Fees. If any action, suit or proceeding is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover their actual attorneys’ fees and disbursements incurred in connection with such action, suit or proceeding.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

I-FLOW CORPORATION

By:	/s/ Donald M. Earhart

Name: Donald M. Earhart
Title: Chairman, Chief Executive Officer
and President

ALASKA ACQUISITION SUBSIDIARY, INC.

By:	/s/ James J. Dal Porto

Name: James J. Dal Porto
Title: Chief Executive Officer

ACRYMED INCORPORATED

By:	/s/ Jack D. McMaken

Name: Jack D. McMaken
Title: President & CEO

APPROVING HOLDERS:

/s/ Bruce L. Gibbins

Bruce L. Gibbins, Ph.D

/s/ Jack D. McMaken

Jack D. McMaken

/s/ John A. Calhoun

John A. Calhoun

/s/ James P. Fee, Jr.

James P. Fee, Jr.

STOCKHOLDER REPRESENTATIVE:

/s/ John A. Calhoun

John A. Calhoun
Signature Page to
Agreement and Plan of Merger

EXHIBIT A
FORM OF ESCROW AGREEMENT
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT, dated as of                     , 2008 (this “Agreement”), is among I-Flow Corporation, a Delaware corporation (the “Acquiror”), John A. Calhoun, an individual (the “Stockholder Representative”), as designated representative of the stockholders of AcryMed, Inc., an Oregon corporation (the “Company”), pursuant to the Merger Agreement referred to below and Citibank N.A., a [                    ] (the “Escrow Agent”).
RECITALS
     A. The Acquiror, Alaska Acquisition Subsidiary, Inc., an Oregon corporation and wholly owned subsidiary of the Acquiror, the Stockholder Representative and the Company have entered into that certain Agreement and Plan of Merger dated as of February[                    ], 2008 (the “Merger Agreement”), pursuant to which, among other things, the Acquiror has agreed to pay into the escrow created hereby, as part of the Merger Consideration, (i) the sum of $2,500,000 (the “Indemnity Escrow Amount”) and (ii) the sum of $250,000 (the “Representative Expense Amount”), in each case to be disbursed as provided in this Agreement. Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Merger Agreement.
     B. The Stockholders have appointed the Stockholder Representative as their representative and attorney-in-fact, to act on their behalf in connection with this Agreement and any claims relating to the Indemnity Escrow Fund (as hereinafter defined).
     C. The Acquiror and the Stockholder Representative desire the Escrow Agent to act as escrow agent with respect to the Indemnity Escrow Fund and income earned thereon as provided herein, and the Escrow Agent has agreed so to act.
     D. The Merger Agreement provides that the Representative Expense Fund (as hereinafter defined) shall be made available to the Stockholder Representative for the performance of his duties, pursuant to this Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Appointment. The Escrow Agent is hereby appointed as escrow agent to hold and distribute the Indemnity Escrow Fund and the Representative Expense Fund (as each is defined below) in accordance with the terms hereof, and the Escrow Agent hereby accepts such appointment and agrees to act in such capacity in accordance with the terms hereof.
     2. Creation of Escrow Account. Pursuant to the provisions of the Merger Agreement, on the Closing Date, the Acquiror will deposit with the Escrow Agent as part of the Merger Consideration, and the Escrow Agent hereby agrees to accept in its capacity as such, the Indemnity Escrow Amount and the Representative Expense Amount, to be held in separate accounts established by the Escrow Agent. As used herein, (i) “Indemnity Escrow Fund” means the Indemnity Escrow Amount, together with all net income or net gain or loss resulting from investment of such amount that has not previously been disbursed, as such amounts may be increased or decreased as provided herein and (ii) “Representative Expense Fund” means the Representative Expense Amount, together with all net income or net gain or loss resulting from investment of such amount that has not previously been disbursed, as such amounts may be increased or decreased as provided herein.
     3. Disbursement to Acquiror from Indemnity Escrow Fund Upon Final Determination of Merger Consideration. Amounts in the Indemnity Escrow Fund shall be disbursed in accordance with this Section in the event of receipt by the Escrow Agent of (i) joint written instructions from the Acquiror and the Stockholder Representative specifying the agreement of the parties with respect to payments from the Indemnity Escrow Fund following adjustment of the Merger Consideration pursuant to the Merger Agreement (“Merger Consideration Payment Instructions”) or (ii) a notice from the Acquiror stating that the Merger Consideration adjustment was previously submitted to binding arbitration by the Independent Accounting Firm and that a final determination with respect to such matter has been rendered, which notice shall be accompanied by a copy of the decision of the Independent Accounting Firm specifying the amount to be paid to the Acquiror with regard to the Merger Consideration adjustment and a statement by the Acquiror that such decision is final and non-appealable (such notice, decision and statement collectively, a “Merger Consideration Determination Order”). A copy of such Merger Consideration Determination Order shall also be sent by the Acquiror to the Stockholder Representative concurrently with the delivery thereof to the Escrow Agent. Promptly following receipt of Merger Consideration Payment Instructions or a Merger Consideration Determination Order, the Escrow Agent shall pay the amount of any downwards adjustment of the Merger Consideration to the Acquiror out of the Indemnity Escrow Fund.
     4. Disbursements to Acquiror from Indemnity Escrow Fund for Losses and Certain Other Matters.
          (a) On each occasion on which the Acquiror determines in good faith that it is entitled to payment of a claim (a “Claim”) for indemnification pursuant to Section 7.2 of the Merger Agreement, or any other provision of the Merger Agreement providing for indemnification, or entitled to a disbursement from the Indemnity Escrow Fund pursuant to Section 3.8 or Section 5.12(d) of the Merger Agreement, the Acquiror may deliver to the Escrow Agent and the Stockholder Representative a written request for the payment of such amount (a “Claim Notice”), which request shall identify in reasonable detail the facts and circumstances with respect to the subject matter of such Claim, to the extent they reasonably can be determined, and the amount (if then known) or the method of computing the amount of the Losses, which method may include an estimate to the extent actual damages are not known.

2

          (b) If within 10 calendar days after the Acquiror’s delivery of a Claim Notice pursuant to Section 4(a) hereof, the Stockholder Representative does not notify the Escrow Agent in writing (with a concurrent copy to the Acquiror) that the Stockholder Representative objects in good faith to the Claim or some portion of the Claim (a “Claim Objection”), which objection shall identify in reasonable detail the reasons for, and include any relevant documentation in support of, the objection, the Escrow Agent shall promptly disburse from the Indemnity Escrow Fund to the Acquiror the amount requested in such Claim Notice. The failure of the Stockholder Representative to provide a Claim Objection as set forth in this Section 4(b) shall be deemed an irrevocable acceptance of liability for any amount contained in the applicable Claim Notice.
          (c) If within 10 calendar days after the Acquiror’s delivery of a Claim Notice pursuant to Section 4(a) hereof, the Stockholder Representative delivers to the Escrow Agent a Claim Objection, the Escrow Agent shall promptly disburse from the Indemnity Escrow Fund to the Acquiror the undisputed portion of the Claim. The Escrow Agent shall not disburse the disputed portion of the Claim, pending either (i) joint written instructions from the Acquiror and the Stockholder Representative specifying the agreement of the parties as to the action to be taken with respect to such Claim (“Indemnity Payment Instructions”) or (ii) receipt by the Escrow Agent of a notice from the Acquiror or the Stockholder Representative stating that such dispute has been submitted to a court of competent jurisdiction or to binding arbitration for judgment, and that a final judgment or arbitral decision with respect to such matter has been rendered, which notice shall be accompanied by a copy of a final, non-appealable order of the court or binding arbitral award pursuant to which such court or arbitral body has determined whether and to what extent the Acquiror is entitled to payment with respect to such Claim, and a statement by the submitting party that such decision is final and non-appealable (such notice, decision and statement collectively, an “Indemnity Determination Order”). A copy of such Indemnity Determination Order shall also be sent by the Acquiror or the Stockholder Representative, as the case may be, to the other party concurrently with the delivery thereof to the Escrow Agent. Promptly following receipt of Indemnity Payment Instructions or an Indemnity Determination Order, the Escrow Agent shall act in accordance with Section 4(d) hereof.
          (d) If the Escrow Agent has received Indemnity Payment Instructions or an Indemnity Determination Order, and if such Indemnity Payment Instructions or Indemnity Determination Order indicates that the Acquiror is entitled to payment in respect of all or any portion of a Claim, then the Escrow Agent shall promptly disburse from the Indemnity Escrow Fund to the Acquiror the amount due to the Acquiror as indicated in such Indemnity Payment Instructions or Indemnity Determination Order. If such Indemnity Payment Instructions or Indemnity Determination Order indicates that the Acquiror is not entitled to all or any portion of the amount of the Claim, then the Escrow Agent shall hold the amount to which the Acquiror is determined not to be entitled in accordance with the terms of this Agreement until such amounts are to be disbursed (i) to the Stockholders pursuant to Section 5 below, (ii) to the Acquiror in respect of another Claim pursuant to this Section 4 or (iii) upon the receipt of joint written instructions from the Acquiror and the Stockholder Representative.

3

     5. Disbursements to Stockholder Representative from Representative Expense Fund.
          (a) If, prior to the Initial Distribution Date (as defined in Section 6(a) hereof), the Escrow Agent receives a notice from the Stockholder Representative (which the Stockholder Representative shall concurrently send to the Acquiror) stating that the Stockholder Representative seeks to recover from the Representative Expense Fund the amount of reasonable out-of-pocket expenses incurred in serving as the Stockholder Representative (“Reasonable Charges”), and such notice is accompanied by receipts or other supporting documentation and states that a copy of such notice has been concurrently delivered by the Stockholder Representative to the Acquiror, then the Escrow Agent shall promptly release and deliver to the Stockholder Representative a portion of the Representative Expense Fund equal to the Reasonable Charges; provided that the aggregate amount disbursed from the Representative Expense Fund to the Stockholder Representative for Reasonable Charges shall not exceed the Representative Expense Amount.
          (b) In no event shall the Stockholder Representative be entitled to any disbursement from the Indemnity Escrow Fund, including without limitation in the event that the Representative Expense Fund is insufficient to cover the aggregate amount of Reasonable Charges.
     6. Releases; Termination.
          (a) On the date that is one (1) year from the date hereof (the “Initial Distribution Date”), the Escrow Agent shall pay and distribute to the Stockholders, pro rata in accordance with Schedule A hereto, (i) any then-outstanding amount of the Representative Expense Fund and (ii) any then-outstanding amount of the Indemnity Escrow Fund, unless any Claims theretofore made are then still pending and unresolved, in which case assets representing a reasonable quantification (as determined by the Acquiror) of the amount of indemnifiable Losses relating to Claims theretofore made by the Acquiror which are still pending and unresolved as of such date shall be retained by the Escrow Agent (the “Retained Amount”), and the balance paid to the Stockholders pro rata in accordance with Schedule A hereto. The Escrow Agent shall thereafter release from the Indemnity Escrow Fund to the party entitled thereto all portions of the Retained Amount as and when it receives Indemnity Payment Instructions or an Indemnity Determination Order, as applicable, relating to the Claims, or in the alternative, if it has not received a Claim Objection within the allotted time pursuant to Section 4(b).
          (b) This Escrow Agreement shall terminate on the date on which the entire Indemnity Escrow Fund and Representative Expense Fund shall have been disbursed in accordance with this Agreement.
     7. Investments. The Escrow Agent shall invest and reinvest any cash in the Indemnity Escrow Fund and the Representative Expense Fund in any one of the following investments: (a) direct obligations of or obligations guaranteed by the United States of America with a maturity date of less than one (1) year; (b) certificates of deposit with a maturity date of less than one (1) year issued by commercial banks of the United States having assets in excess of $500,000,000; or (c) such other investments as may be mutually agreed upon by the Acquiror and the Stockholder Representative (“Permitted Investments”). The Escrow Agent

4

acknowledges that it has no interest in any cash or investments held in the Indemnity Escrow Fund or the Representative Expense Fund, and further acknowledges that the Indemnity Escrow Fund is to be held for the benefit of the Acquiror and the Stockholder Representative (on behalf of the Stockholders) and the Representative Expense Fund is to be held for the benefit of the Stockholder Representative (on behalf of himself and the Stockholders). The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestments made in accordance with any provision hereby. Income earned by the Indemnity Escrow Fund and the Representative Expense Fund shall accrue and become part of the Indemnity Escrow Fund and the Representative Expense Fund, respectively, to be paid out as provided herein. In connection with making any payment pursuant to this Agreement, the Escrow Agent shall have the absolute right to sell or divest any Permitted Investments.
     8. Income and Taxes.
          (a) All net income or net gain from investments of the Indemnity Escrow Fund (other than (i) income in respect of the amount of a downwards adjustment of the Purchase Price or (ii) income in respect of the amount of a Claim, each of which shall be paid to the Acquiror) and the Representative Expense Fund will, for income tax purposes, be for the account of the Stockholders, pro rata in accordance with Schedule A hereto. All such income shall be paid at such times as specified in Section 3, 4 or 6 with respect to payment of amounts in the Indemnity Escrow Fund and the Representative Expense Fund (and, with respect to the Indemnity Escrow Fund, in the same proportion as the aggregate amount of payments from such Indemnity Escrow Fund to the Stockholders or the Acquiror, as the case may be, bears to the total amount initially deposited in such Indemnity Escrow Fund by the Acquiror). Any such payments to the Stockholders shall be made to each Stockholder pro rata in accordance with Schedule A hereto. The Escrow Agent shall provide to the Stockholder Representative and the Acquiror its standard monthly statement concerning the Indemnity Escrow Fund and the Representative Expense Fund, which shall include information with respect to any earnings, disbursements and losses during the period covered by the statement. The Escrow Agent shall also provide such additional information to the Stockholder Representative and/or the Acquiror as reasonably requested by such parties from time to time.
          (b) The Stockholder Representative shall provide to the Escrow Agent, upon execution of this Agreement, each Stockholder’s respective taxpayer identification number documented by the appropriate Form W-9, or the appropriate Form W-8 for non-resident alien certification. In addition, the Stockholder Representative shall provide the Escrow Agent with any other information reasonably requested by the Escrow Agent in connection with any required reporting to any taxing authority. The parties acknowledge that the failure to so provide such forms or information may prevent or delay disbursements from the Indemnity Escrow Fund and the Representative Expense Fund and may also result in the assessment of a penalty and the Escrow Agent’s being required to withhold tax on any interest or other income earned on the Indemnity Escrow Fund and the Representative Expense Fund. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

5

     9. Duties of the Escrow Agent.
          (a) The duties of the Escrow Agent hereunder are only such as are specifically set forth in this Agreement, such duties being purely ministerial in nature, and no other duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be responsible for any other agreement referred to herein, or for determining or compelling compliance therewith, and shall not otherwise by bound thereby.
          (b) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to the Escrow Agent hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act in reliance upon any instrument or signature believed in good faith by the Escrow Agent to be genuine and may assume in good faith that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
          (c) The Escrow Agent may act pursuant to the advice of counsel of its own choice with respect to any matter relating to this Agreement and shall not be liable and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with such written advice.
          (d) In the event of any disagreement between the Acquiror and the Stockholder Representative resulting in adverse claims or demands being made in connection with the Indemnity Escrow Fund or the Representative Expense Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent shall retain the Indemnity Escrow Fund or the Representative Expense Fund, as applicable, until the Escrow Agent shall have received (i) with respect to the Indemnity Escrow Fund: Merger Consideration Payment Instructions, a Merger Consideration Determination Order, Indemnity Payment Instructions or an Indemnity Determination Order, as applicable, directing delivery of the Indemnity Escrow Fund (and with respect to an Indemnity Determination Order, the designated period for challenge thereof as referred to herein has lapsed), in which event the Escrow Agent shall disburse the Indemnity Escrow Fund in accordance therewith and (ii) with respect to the Representative Expense Fund: joint written instructions from the Acquiror and the Stockholder Representative, in which event the Escrow Agent shall disburse the Representative Expense Fund in accordance therewith. The Escrow Agent shall have the option, after 30 calendar days’ written notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights between themselves.
     10. Resignation and Removal of the Escrow Agent. The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least 60 calendar days’ prior written notice to the Acquiror and the Stockholder Representative. Upon such resignation and the appointment of a successor Escrow Agent, the obligations and duties of the resigning Escrow Agent shall terminate. Upon their receipt of notice of resignation from the Escrow Agent, the Acquiror and the Stockholder Representative shall use reasonable efforts jointly to designate a successor Escrow Agent. In the event the Acquiror and the Stockholder

6

Representative do not agree upon a successor Escrow Agent within 60 calendar days after the receipt of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon the parties hereto. The Escrow Agent may be removed, with or without cause, by 10 calendar days’ written notice to the Escrow Agent from the Acquiror and the Stockholder Representative. The Escrow Agent or successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent in accordance with this Section.
     11. Compensation. The Escrow Agent shall receive as compensation for the performance of its duties as such hereunder the fees set forth on Schedule B, to be paid one-half by the Acquiror and one-half by the Stockholders; provided, that amounts owed by the Stockholders shall be debited from the Indemnity Escrow Fund.
     12. Indemnification. The Acquiror and the Stockholders, jointly and severally, agree to indemnify and hold harmless the Escrow Agent from and against all losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Escrow Agent may incur after the date hereof by reason of its acting as escrow agent under this Agreement, except to the extent such loss, liability, damage or expense arises from the gross negligence or willful misconduct of the Escrow Agent as adjudicated by a court of competent jurisdiction.
     13. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.
     14. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder or under the Merger Agreement. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a party or duly authorized officer on behalf of such party.
     15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

7

(a)	if to the Acquiror, to:

I-Flow Corporation
20202 Windrow Drive
Lake Forest, CA 92630
Attention: Chief Executive Officer
Facsimile: (949) 206-2603

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
Attention: Mark W. Shurtleff, Esq.
Facsimile: (949) 451-4220

(b)	if to the Stockholder Representative, to:

John A. Calhoun

Facsimile:

with a copy (which shall not constitute notice) to:

Bullivant Houser Bailey PC
888 S.W. Fifth Avenue, Suite 300
Portland, Oregon 97204
Attention: Stephen F. Cook, Esq.
Facsimile: (503) 295-0915

(c)	if to the Escrow Agent, to:

Citibank, N.A.

Attention:
Facsimile:

with a copy (which shall not constitute notice) to:

Attention:
Facsimile:
     16. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the

8

laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
     17. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     18. Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any Delaware State or federal court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     19. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Acquiror may assign this Agreement to any Affiliate of the Acquiror without the prior consent of the other parties; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
     20. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in

9

such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     21. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     22. Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.
     23. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
[The remainder of this page is intentionally left blank.]

10

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

I-FLOW CORPORATION
By:
	Name:	Donald M. Earhart
	Title:	Chairman, Chief Executive Officer and President

STOCKHOLDER REPRESENTATIVE

John A. Calhoun
     The undersigned hereby accepts the terms and provisions of the foregoing Escrow Agreement and agrees to accept, hold, deal with and dispose of any property comprising the Indemnity Escrow Fund and the Representative Expense Fund in accordance with the foregoing Escrow Agreement.

CITIBANK, N.A.
By:
Name:
Title:

Signature Page to
Escrow Agreement

SCHEDULE A
LIST OF STOCKHOLDERS
[To come.]

SCHEDULE B
ESCROW FEES
[To come.]

EXHIBIT B
FORM OF ARTICLES OF MERGER
Plan Of Merger
Of
Alaska Acquisition Subsidiary, Inc.
Into
AcryMed Incorporated
     This PLAN OF MERGER was approved on                                         , 2008 by Alaska Acquisition Subsidiary, Inc., a business corporation of the State of Oregon, by resolution adopted by its Board of Directors on said date, and approved on                                         , 2008 by AcryMed Incorporated, also a business corporation organized under the laws of the State of Oregon, by resolution adopted by its Board of Directors on said date.
     1. Alaska Acquisition Subsidiary, Inc. shall, pursuant to the provisions of the Oregon Business Corporation Act, be merged with and into AcryMed Incorporated, to wit, the “Surviving Corporation,” which shall be the Surviving Corporation and which shall continue to exist as said Surviving Corporation under its present name pursuant to the provisions of the Oregon Business Corporation Act (“Oregon Law”). The separate existence of Alaska Acquisition Subsidiary, Inc., which is sometimes hereinafter referred to as the “Terminating Corporation,” shall cease in accordance with the provisions of Oregon Law (the “Merger”). The Merger shall become effective upon the filing of this Plan of Merger with the Secretary of State of the State of Oregon (the “Effective Time”).
     2. The Articles of Incorporation of the Surviving Corporation as in force and effect at the Effective Time shall be amended and restated by virtue of the merger to read in their entirety as set forth on Exhibit A attached hereto and said Articles of Incorporation as herein amended and restated shall continue in full force and effect until further amended and changed in the manner prescribed by Oregon Law.
     3. The bylaws of the Terminating Corporation as in force and effect at the Effective Time will be the bylaws of said Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of Oregon Law.
     4. The directors in office of the Terminating Corporation serving immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respectively successors are duly elected and qualified, as the case may be.
     5. The officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, shall be as follows: Jack D. McMaken, President; Bruce L. Gibbins, Chief Technology Officer; John A. Calhoun, Chief Financial Officer; James J. Dal Porto, Secretary; and James R. Talevich, Treasurer and Assistant Secretary.
     6. At the Effective Time, the stock of the constituent corporations shall be converted as follows:
     (a) Each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time (the “Shares”) (other than the Shares described in subparagraphs (b) and (c) immediately below and any Dissenting Shares, as defined below) shall be converted into the right to receive the Closing Date Per Share Merger Consideration (as defined in that certain Agreement and Plan of Merger, dated as of February 2, 2008, by and among I-Flow Corporation (the parent corporation of the Terminating Corporation), the Terminating Corporation, the Surviving Corporation and certain shareholders of the Surviving Corporation (the “Merger Agreement”)), in cash, without interest, together with any Merger Consideration (as defined in the Merger Agreement) which may be payable in respect of such share pursuant to the Escrow Agreement (as defined in the Merger Agreement) and the Merger Agreement, at the respective times and subject to the contingencies specified therein;
     (b) Each Share of the Surviving Corporation that is owned by I-Flow Corporation or the Terminating Corporation immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor;
     (c) Each Share of the Surviving Corporation that is held in the treasury of the Surviving Corporation or owned by the Surviving Corporation immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor;
     (d) Each share of common stock, par value $0.001 per share, of the Terminating Corporation issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and
     (e) Notwithstanding anything herein to the contrary, Shares of the Surviving Corporation (other than any Shares to be cancelled pursuant to subparagraphs (b) and (c) above) outstanding immediately prior to the Effective Time and held by a holder who (i) has delivered to the Surviving Corporation, before or at the time the vote on the Merger is taken at the Surviving Corporation’s special meeting of shareholders to consider the same, written notice of the holder’s intent to demand payment for the

2

holder’s Shares if the Merger is effectuated and (ii) has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such Shares in accordance with Oregon Law (“Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive a portion of the Merger Consideration unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under Oregon Law. Notwithstanding the foregoing, any payments required to be made to holders of Dissenting Shares pursuant to Oregon Law shall be paid in accordance with Oregon Law, provided that such holders comply with the relevant requirements of Oregon Law and instructions provided for surrender of certificates representing Dissenting Shares. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration to which such holder is entitled, without interest.
     6. The Plan of Merger herein made and approved was submitted to, and approved by, the shareholders of the Terminating Corporation and the shareholders of the Surviving Corporation.
     7. The Terminating Corporation and the Surviving Corporation shall cause to be executed, filed and/or recorded any document or documents prescribed by Oregon Law, and they shall cause to be performed all necessary acts under Oregon Law to effectuate the merger.
     8. The Board of Directors and the proper officers of the Terminating Corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or the Merger.
     9. The executed Merger Agreement among the aforesaid constituent business entities is on file at the place of business of the aforesaid Surviving Corporation, the address of which is as follows: 9560 SW Nimbus Avenue, Beaverton, Oregon 97007.

3

Exhibit A
Amended and Restated Articles of Incorporation
of
AcryMed Incorporated
     Article 1: The name of the Corporation is ACRYMED INCORPORATED.
     Article 2: The number of shares the Corporation shall have authority to issue is one hundred (100), all of which are of a par value of $0.001 each and classified as Common Shares.
     Article 3: The name of the Corporation’s registered agent is National Registered Agents, Inc., and the address, including street and number, of the registered office, which is identical to the registered agent’s business office, is 3533 Fairview Industrial Drive SE, Salem, OR 97302-1155.
     Article 4: The address, including street and number, where the Corporation Division - Business Registry may mail notices is c/o I-Flow Corporation, 20202 Windrow Drive, Lake Forest, California 92630, and at such address notices shall be directed to the attention of the Corporate Secretary.
     Article 5: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oregon Business Corporation Act.
     Article 6: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.
     Article 7: Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.
     Article 8: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.
     Article 9: Shareholder actions required or permitted by the Oregon Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by the shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.
     Article 10: No holder of any of the shares of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the Corporation may issue or sell, whether or not such shares are exchangeable for any shares of the Corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by the Articles of Incorporation of the Corporation as originally filed, or by any amendment thereof, or out of shares of the Corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the Corporation, as such holder, have any right to purchase or subscribe for any obligations which the Corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the Corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from, the Corporation any shares of any class or classes.
     Article 11: To the fullest extent permitted by the Oregon Business Corporation Act as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Oregon Business Corporation Act is amended after the date of the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended from time to time. No repeal or modification of this Article 11 by the shareholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article 11 at the time of such repeal or modification.
     Article 12: The period of duration of existence of the Corporation shall be perpetual.
Dated this                      day of February, 2008
     The name of person to contact about this filing and her daytime phone are as follows:

NAME	PHONE NUMBER
Stephanie K. Sterling	(949) 451-4126
Gibson, Dunn & Crutcher LLP

5

Attachment to Articles of Merger
Between
AcryMed, Inc.
and
Alaska Acquisition Subsidiary, Inc.
Continuation of Item 4.
The Plan of Merger was duly authorized by each entity that is a party of the merger, as follows:

	Number of Shares	Number of Shares
	Issued	Voting in Favor of
Name of Entity	and Outstanding	the Merger
AcryMed Incorporated

Alaska Acquisition Subsidiary, Inc.	100	100

EXHIBIT C
FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION
Amended and Restated Articles of Incorporation
of
AcryMed Incorporated
          Article 1: The name of the Corporation is ACRYMED INCORPORATED.
          Article 2: The number of shares the Corporation shall have authority to issue is one hundred (100), all of which are of a par value of $0.001 each and classified as Common Shares.
          Article 3: The name of the Corporation’s registered agent is National Registered Agents, Inc., and the address, including street and number, of the registered office, which is identical to the registered agent’s business office, is 3533 Fairview Industrial Drive SE, Salem, OR 97302-1155.
          Article 4: The address, including street and number, where the Corporation Division - Business Registry may mail notices is c/o I-Flow Corporation, 20202 Windrow Drive, Lake Forest, California 92630, and at such address notices shall be directed to the attention of the Corporate Secretary.
          Article 5: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oregon Business Corporation Act.
          Article 6: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.
          Article 7: Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.
          Article 8: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.
          Article 9: Shareholder actions required or permitted by the Oregon Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by the shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.
          Article 10: No holder of any of the shares of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the Corporation may issue or sell, whether or not such shares are exchangeable for any shares of the Corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by the Articles of Incorporation of the Corporation as originally filed, or by any amendment thereof, or out of shares of the Corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the Corporation, as such holder, have any right to purchase or subscribe for any obligations which the Corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the Corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from, the Corporation any shares of any class or classes.
          Article 11: To the fullest extent permitted by the Oregon Business Corporation Act as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Oregon Business Corporation Act is amended after the date of the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended from time to time. No repeal or modification of this Article 11 by the shareholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article 11 at the time of such repeal or modification.
          Article 12: The period of duration of existence of the Corporation shall be perpetual.
Dated this                      day of February, 2008
The name of person to contact about this filing and her daytime phone are as follows:

NAME	PHONE NUMBER
Stephanie K. Sterling	(949) 451-4126
Gibson, Dunn & Crutcher LLP

2

EXHIBIT D
FORM OF NON-COMPETITION AGREEMENT
NONCOMPETITION AGREEMENT
     THIS NONCOMPETITION AGREEMENT, dated as of [                    ], 2008 (this “Agreement”), is by and among I-Flow Corporation, a Delaware corporation (the “Parent”), AcryMed Incorporated, an Oregon corporation and wholly owned subsidiary of the Parent (the “Company”), and                     , a natural person (“Stockholder”).
RECITALS
     WHEREAS, the Parent, the Company and Stockholder are parties to an Agreement and Plan of Merger dated as of February 2, 2008 (the “Merger Agreement”); and
     WHEREAS, in accordance with the Merger Agreement and as a material part of the consideration to be given by Stockholder in connection with the Merger, Stockholder is entering into this Agreement with the Parent and the Company wherein Stockholder agrees not to compete with the Parent or the Company as described herein.
     NOW, THEREFORE, in consideration of the recitals set forth above and the covenants, representations and warranties contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties, the parties agree as follows.
AGREEMENT
     1. DEFINITIONS.
     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For the purposes of this Agreement, the following terms shall have the meanings ascribed to them below:
          (a) “Business” shall mean the business or pursuit of developing, licensing, manufacturing or distribution of technologies or products in the Company’s current fields of technology development or exploitation except for the benefit of the Parent, the Company and their respective affiliates, successors and assigns.
          (b) “Covenant Term” shall mean a period beginning on the Closing Date (as defined in the Merger Agreement) and ending four (4) years thereafter.
          (c) “Control” shall mean ownership of 5% or more of the equity securities of any corporation, partnership or joint venture, or such other instances when control in fact exists.

          (d) “Covenant Territory” shall mean the entire world due to the global nature of the Business.
     2. CONSIDERATION. In consideration of compliance with the covenants set forth herein, the Parent shall, at the Closing, deposit the sum of One Million Dollars ($1,000,000) in an interest-bearing escrow account. Provided Stockholder complies with the covenants set forth in this Agreement, and subject to Section 7.3(d) of the Merger Agreement, Stockholder shall be entitled to receive from the escrow account, the following amounts on the designated dates: (i) Five Hundred Thousand Dollars ($500,000) plus all interest then accrued in the escrow account (less any loss with respect thereto and the Stockholder’s portion of the escrow agent’s fees) on the second anniversary of the Closing Date, (ii) Two Hundred Fifty Thousand Dollars ($250,000) plus all interest then accrued in the escrow account (less any loss with respect thereto and the Stockholder’s portion of the escrow agent’s fees) on the third anniversary of the Closing Date and (iii) the entire balance then remaining in the escrow account (less any loss with respect thereto and the Stockholder’s portion of the escrow agent’s fees) (i.e., Two Hundred Fifty Thousand Dollars ($250,000) plus all interest then accrued in the escrow account (less any loss with respect thereto and the Stockholder’s portion of the escrow agent’s fees)) on the fourth anniversary of the Closing Date. Disbursements from the escrow account shall be made pursuant to the Escrow Agreement of even date herewith entered into among the Parent, Stockholder and Citibank, N.A., as escrow agent, substantially in the form attached hereto as Exhibit A (and including revisions thereto requested by the escrow agent and agreed to by the Stockholder and the Parent).
     3. NONCOMPETITION.
          (a) Stockholder shall not, at any time during the Covenant Term, directly or indirectly, invest in (other than as a passive investor holding less than five percent (5%) of the outstanding voting or nonvoting securities of a publicly traded entity), engage in or be associated with, as an employee, consultant, agent, director, stockholder, partner, financial backer or otherwise, the ownership or operation of any enterprise operating or proposing to operate in the Business (excluding any ownership interest Stockholder has or may have in the Parent).
          (b) Stockholder shall not, at any time during the Covenant Term, directly or indirectly, nor will any person, corporation, firm, partnership or other entity over which Stockholder exercises Control (whether as an officer, director, individual proprietor, control stockholder, consultant, partner or otherwise), (i) solicit, recruit or hire away from employment by the Parent or the Company, any person who is employed on the date hereof or during the Covenant Term by any of them, or (ii) solicit any person or entity to terminate or modify such person’s contractual and/or business relationship with the Parent or the Company.
          (c) Stockholder shall not, at any time during the Covenant Term, directly or indirectly, nor will any person, corporation, firm, partnership or other entity over which Stockholder exercises Control (whether as an officer, director, individual proprietor, control stockholder, consultant, partner or otherwise), solicit, recruit or encourage any current or future customer (including any distributor, sales agent or sales representative) or licensee of the Parent or the Company to cease doing business in whole or in part with the Parent or the Company with

2

respect to the Business, or to reduce, modify, divert or otherwise interfere with or impair the business relating to the Business between such customer or licensee and the Parent or the Company.
     4. REASONABLENESS OF COVENANTS. Stockholder acknowledges that the Parent and the Company are involved in the Business in the Covenant Territory. Stockholder further recognizes and acknowledges that these covenants not to compete are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Parent and the Company in the Business acquired under the Merger Agreement and are reasonable in all respects. The noncompetition obligations set forth herein constitute a covenant not to compete under the internal laws of the State of California.
     5. SEPARATE COVENANTS. This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business activity included within the Business as it may be conducted by the Parent or the Company on or after the date hereof, and each city, county, state, country, market area, business area or other region included within the Covenant Territory, for each year. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed.
     6. PARTIAL INVALIDITY. It is the intention of the parties hereto that the covenants contained herein shall be fully enforceable as set forth herein. If, in any judicial proceeding, a court or other tribunal of competent jurisdiction shall refuse to enforce or declare void or invalid any of the provisions or covenants, or any part thereof, of this Agreement, as applied to any party or to any circumstances, such invalid or unenforceable provision or covenant shall in no way affect any other provision or covenant of this Agreement, the application of such provision or covenant in other circumstances, or the validity or enforceability of this Agreement. If any provision or covenant, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or for any other reason, the parties agree that the court making such determination shall have the power and is hereby asked to reduce the duration and/or area of such provision, and/or to delete specific words or phrases in order to render this Agreement and its scope valid and enforceable to the fullest extent permitted by law.
     7. EQUITABLE RELIEF. The parties hereto agree that Stockholder’s obligations contained in this Agreement are of a unique character which gives them a special value and that damages in an action at law for Stockholder’s breach of these obligations may not reasonably or adequately compensate the Parent or the Company. The Parent or the Company shall be entitled to injunctive and other equitable relief, without bond, to prevent a breach of said obligations, in addition to any other remedies such parties may have.
     8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between or among the parties with respect to the subject matter of this Agreement.

3

     9. MODIFICATIONS AND AMENDMENTS. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by all of the parties hereto.
     10. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California.
     11. SUBMISSION TO JURISDICTION. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be brought and determined in any state or federal court in San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts with regard to any such action or proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in San Francisco, California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in San Francisco, California. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in San Francisco, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     12. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     13. TITLES AND HEADINGS. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.
     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and its successors and assigns. Notwithstanding the foregoing, Stockholder may not assign his obligations under this Agreement, except that in the event of the Stockholder’s death, this Agreement shall be assignable to his estate or other successor, and the payments provided for in Section 2 shall still be made to such estate or other successor, as applicable.
     15. ATTORNEYS’ FEES. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party

4

all costs and expenses, including actual attorneys’ fees, incurred by the prevailing party in connection with such action or proceeding.
     16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.
[Signature Page Follows.]

5

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

I-FLOW CORPORATION

By:

Name: Donald M. Earhart
Title: Chairman, Chief Executive Officer
and President

ACRYMED INCORPORATED

By:

Name:
Title:

STOCKHOLDER:

By:

Signature Page to
Noncompetition Agreement

EXHIBIT A
NONCOMPETITION
ESCROW AGREEMENT
[Attached.]

Exhibit A
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT, dated as of ___, 2008 (this “Agreement”), is among I-Flow Corporation, a Delaware corporation (the “Acquiror”), , an individual (the “Stockholder”), and Citibank N.A., a [___] (the “Escrow Agent”).
RECITALS
     A. The Acquiror and the Stockholder are, among others, parties to an Agreement and Plan of Merger dated as of February 2, 2008 (the “Merger Agreement”).
     B. In connection with the Merger Agreement, the Acquiror, AcryMed Incorporated, a wholly owned subsidiary of the Acquiror, and the Stockholder have entered into that certain Noncompetition Agreement dated as of [___], 2008 (the “Noncompetition Agreement”).
     C. Pursuant to the Noncompetition Agreement and in consideration of compliance with the covenants set forth therein, the Acquiror has agreed to pay into the escrow created hereby the sum of One Million Dollars ($1,000,000) (the “Escrow Amount”), to be disbursed as provided in this Agreement. Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Noncompetition Agreement.
     D. The Acquiror and the Stockholder desire the Escrow Agent to act as escrow agent with respect to the Escrow Fund and income earned thereon as provided herein, and the Escrow Agent has agreed so to act.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Appointment. The Escrow Agent is hereby appointed as escrow agent to hold and distribute the Escrow Fund in accordance with the terms hereof, and the Escrow Agent hereby accepts such appointment and agrees to act in such capacity in accordance with the terms hereof.
     2. Creation of Escrow Account. Pursuant to the provisions of the Noncompetition Agreement, on the Closing Date, the Acquiror will deposit with the Escrow Agent, and the Escrow Agent hereby agrees to accept in its capacity as such, the Escrow Amount, to be held in a separate account established by the Escrow Agent. As used herein, the “Escrow Fund” means the Escrow Amount, together with all net income or net gain or loss resulting from investment of such amount that has not previously been disbursed, as such amount may be decreased as provided herein.
     3. Disbursements to Stockholder from Escrow Fund. Subject to Section 4 hereof, the Escrow Agent shall pay to the Stockholder from the Escrow Fund the following amounts on the designated dates: (i) Five Hundred Thousand Dollars ($500,000) plus all interest then accrued in the Escrow Fund (less any loss with respect thereto and amounts debited by the Escrow Agent pursuant to Section 10 hereof) on the second anniversary of the Closing Date, (ii) Two Hundred Fifty Thousand Dollars ($250,000) plus all interest then accrued in the Escrow Fund (less any loss with respect thereto and amounts debited by the Escrow Agent pursuant to Section 10 hereof) on the third anniversary of the Closing Date and (iii) the entire balance then remaining in the Escrow Fund (less amounts debited by the Escrow Agent pursuant to Section 10 hereof) (i.e., Two Hundred Fifty Thousand Dollars ($250,000) plus all interest then accrued in the Escrow Fund (less any loss with respect thereto and amounts debited by the Escrow Agent pursuant to Section 10 hereof)) on the fourth anniversary of the Closing Date.
     4. Breach of Noncompetition Agreement or Core Representations.
          (a) If the Acquiror determines in good faith that the Stockholder has breached the Noncompetition Agreement or that any of the Core Representations (as defined in the Merger Agreement) have been breached, the Acquiror may deliver to the Escrow Agent and the Stockholder a written notice of such breach (a “Breach Notice”), which notice shall identify in reasonable detail the facts and circumstances with respect to the subject matter of such Breach Notice. After receipt of a Breach Notice, the Escrow Agent shall not make any disbursements pursuant to Section 3 and all subsequent disbursements shall be made pursuant to this Section 4.
          (b) If within 10 calendar days after the Acquiror’s delivery of a Breach Notice pursuant to Section 4(a) hereof, the Stockholder does not notify the Escrow Agent in writing (with a concurrent copy to the Acquiror) that the Stockholder objects in good faith to the Breach Notice (an “Objection”), which objection shall identify in reasonable detail the reasons for, and include any relevant documentation in support of, the objection, the Escrow Agent shall promptly disburse from the Escrow Fund to the Acquiror the then-outstanding amount of the Escrow Fund. The failure of the Stockholder to provide an Objection as set forth in this Section 4(b) shall be deemed an irrevocable waiver of any rights to the amount of the Escrow Fund and any consideration otherwise payable pursuant to the Noncompetition Agreement. With respect to any Breach Notice solely for a breach of the Core Representations (i.e., not involving a breach of the Noncompetition Agreement), to the extent Losses related to such breach are less than the amount of the Escrow Fund distributed to the Acquiror (such difference, the “Remaining Amount”), the Acquiror shall hold and pay portions of the Remaining Amount to the Stockholder on the remaining payment dates set forth in the Noncompetition Agreement (on a pro rata basis, in the same relative proportions as provided in the payment schedule set forth in the Noncompetition Agreement); provided that the Remaining Amount shall be subject to further elimination or reduction for any subsequent breaches of the Noncompetition Agreement or Core Representations, respectively.
          (c) If within 10 calendar days after the Acquiror’s delivery of a Breach Notice pursuant to Section 4(a) hereof, the Stockholder delivers to the Escrow Agent an Objection, the Escrow Agent shall not disburse any amounts from the Escrow Fund, pending either (i) joint written instructions from the Acquiror and the Stockholder specifying the agreement of the parties as to the action to be taken with respect to such Breach Notice (“Payment Instructions”) or (ii) receipt by the Escrow Agent of a notice from the Acquiror or the Stockholder stating that such dispute has been submitted to a court of competent jurisdiction or to binding arbitration for

2

judgment, and that a final judgment or arbitral decision with respect to such matter has been rendered, which notice shall be accompanied by a copy of a final, non-appealable order of the court or binding arbitral award pursuant to which such court or arbitral body has determined whether and to what extent the Stockholder is entitled to any amount of the Escrow Fund, and a statement by the submitting party that such decision is final and non-appealable (such notice, decision and statement collectively, a “Determination Order”). A copy of such Determination Order shall also be sent by the Acquiror or the Stockholder, as the case may be, to the other party concurrently with the delivery thereof to the Escrow Agent. Promptly following receipt of Payment Instructions or a Determination Order, the Escrow Agent shall act in accordance with Section 4(d) hereof.
          (d) If the Escrow Agent has received Payment Instructions or a Determination Order, and if such Payment Instructions or Determination Order indicates that the Stockholder is entitled to any amount of the Escrow Fund, then the Escrow Agent shall promptly disburse from the Escrow Fund to the Stockholder the amount due to the Stockholder on the date or dates indicated in such Payment Instructions or Determination Order. If such Payment Instructions or Determination Order indicates that the Stockholder is not entitled to all or any portion of the amount of the Escrow Fund, then the Escrow Agent shall promptly disburse from the Escrow Fund to the Acquiror the amount due to the Acquiror as indicated in such Payment Instructions or Determination Order.
     5. Termination. This Escrow Agreement shall terminate on the date on which the entire Escrow Fund shall have been disbursed in accordance with Sections 3 and 4 hereof.
     6. Investments. The Escrow Agent shall invest and reinvest any cash in the Escrow Fund in any one of the following investments: (a) direct obligations of or obligations guaranteed by the United States of America with a maturity date of less than one (1) year; (b) certificates of deposit with a maturity date of less than one (1) year issued by commercial banks of the United States having assets in excess of $500,000,000; or (c) such other investments as may be mutually agreed upon by the Acquiror and the Stockholder (“Permitted Investments”). The Escrow Agent acknowledges that it has no interest in any cash or investments held in the Escrow Fund, and further acknowledges that the Escrow Fund is to be held for the benefit of the Acquiror and the Stockholder. The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestments made in accordance with any provision hereby. Income earned by the Escrow Fund shall accrue and become part of the Escrow Fund to be paid out as provided herein. In connection with making any payment pursuant to this Agreement, the Escrow Agent shall have the absolute right to sell or divest any Permitted Investments.
     7. Income and Taxes.
          (a) All net income or net gain from investments of the Escrow Fund (other than income in respect of any payment out of the Escrow Fund to the Acquiror, which shall be paid to the Acquiror) will, for income tax purposes, be for the account of the Stockholder. All such income shall be paid at such times as specified in Section 3 or 4 with respect to payment of amounts in the Escrow Fund, in the same proportion as the aggregate amount of payments from such Escrow Fund to the Stockholder or the Acquiror, as the case may be, bears to the total

3

amount initially deposited in such Escrow Fund by the Acquiror. The Escrow Agent shall provide to the Stockholder and the Acquiror its standard monthly statement concerning the Escrow Fund, which shall include information with respect to any earnings, disbursements and losses during the period covered by the statement. The Escrow Agent shall also provide such additional information to the Stockholder and/or the Acquiror as reasonably requested by such parties from time to time.
          (b) The Stockholder shall provide to the Escrow Agent, upon execution of this Agreement, his taxpayer identification number documented by the appropriate Form W-9, or the appropriate Form W-8 for non-resident alien certification. In addition, the Stockholder shall provide the Escrow Agent with any other information reasonably requested by the Escrow Agent in connection with any required reporting to any taxing authority. The parties acknowledge that the failure to so provide such forms or information may prevent or delay disbursements from the Escrow Fund and may also result in the assessment of a penalty and the Escrow Agent’s being required to withhold tax on any interest or other income earned on the Escrow Fund. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.
     8. Duties of the Escrow Agent.
          (a) The duties of the Escrow Agent hereunder are only such as are specifically set forth in this Agreement, such duties being purely ministerial in nature, and no other duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be responsible for any other agreement referred to herein, or for determining or compelling compliance therewith, and shall not otherwise by bound thereby.
          (b) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to the Escrow Agent hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act in reliance upon any instrument or signature believed in good faith by the Escrow Agent to be genuine and may assume in good faith that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
          (c) The Escrow Agent may act pursuant to the advice of counsel of its own choice with respect to any matter relating to this Agreement and shall not be liable and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with such written advice.
          (d) In the event of any disagreement between the Acquiror and the Stockholder resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent shall retain the Escrow Fund until the Escrow Agent shall have received Payment Instructions or a Determination Order, as applicable, directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance therewith. The Escrow Agent shall have the option, after 30

4

calendar days’ written notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights between themselves.
     9. Resignation and Removal of the Escrow Agent. The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least 60 calendar days’ prior written notice to the Acquiror and the Stockholder. Upon such resignation and the appointment of a successor Escrow Agent, the obligations and duties of the resigning Escrow Agent shall terminate. Upon their receipt of notice of resignation from the Escrow Agent, the Acquiror and the Stockholder shall use reasonable efforts jointly to designate a successor Escrow Agent. In the event the Acquiror and the Stockholder do not agree upon a successor Escrow Agent within 60 calendar days after the receipt of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon the parties hereto. The Escrow Agent may be removed, with or without cause, by 10 calendar days’ written notice to the Escrow Agent from the Acquiror and the Stockholder. The Escrow Agent or successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent in accordance with this Section.
     10. Compensation. The Escrow Agent shall receive as compensation for the performance of its duties as such hereunder the fees set forth on Schedule A, to be paid one-half by the Acquiror and one-half by the Stockholder; provided, that amounts owed by the Stockholder shall be debited from the Escrow Fund.
     11. Indemnification. The Acquiror and the Stockholder, jointly and severally, agree to indemnify and hold harmless the Escrow Agent from and against all losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Escrow Agent may incur after the date hereof by reason of its acting as escrow agent under this Agreement, except to the extent such loss, liability, damage or expense arises from the gross negligence or willful misconduct of the Escrow Agent as adjudicated by a court of competent jurisdiction.
     12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.
     13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder or under the Noncompetition Agreement. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a party or duly authorized officer on behalf of such party.

5

     14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
          (a) if to the Acquiror, to:
I-Flow Corporation
20202 Windrow Drive
Lake Forest, CA 92630
Attention: Chief Executive Officer
Facsimile: (949) 206-2603
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
Attention: Mark W. Shurtleff, Esq.
Facsimile: (949) 451-4220
          (b) if to the Stockholder, to:

c/o AcryMed Incorporated
9560 SW Nimbus Avenue
Beaverton, Oregon 97007
Facsimile: (503) 639-0846
with a copy (which shall not constitute notice) to:
Bullivant Houser Bailey PC
888 S.W. Fifth Avenue, Suite 300
Portland, Oregon 97204
Attention: Stephen F. Cook, Esq.
Facsimile: (503) 295-0915
          (c) if to the Escrow Agent, to:
Citibank, N.A.

Attention:
Facsimile:

6

with a copy (which shall not constitute notice) to:

Attention:
Facsimile:
     15. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.
     16. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     17. Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any state or federal court in San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in San Francisco, California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in San Francisco, California. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in San Francisco, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Acquiror may assign this Agreement to any Affiliate of the Acquiror without the prior consent of the other parties; provided further, that no assignment shall limit the

7

assignor’s obligations hereunder; provided, further, that, in the event of the Stockholder’s death, this Agreement shall be assignable to his estate or other successor, and payments pursuant to Section 3 shall be made to such estate or other successor, as applicable. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
     19. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     20. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     21. Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.
     22. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
[The remainder of this page is intentionally left blank.]

8

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

I-FLOW CORPORATION
By:
	Name:	Donald M. Earhart
	Title:	Chairman, Chief Executive Officer and President

STOCKHOLDER

     The undersigned hereby accepts the terms and provisions of the foregoing Escrow Agreement and agrees to accept, hold, deal with and dispose of any property comprising the Escrow Fund in accordance with the foregoing Escrow Agreement.

CITIBANK, N.A.
By:
Name:
Title:

Signature Page to
Noncompetition Escrow Agreement

SCHEDULE A
ESCROW FEES
[To come.]

EXHIBIT E
FORM OF GIBBINS EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”) is made and entered into as of [                    ], 2008 (the “Effective Date”), by and between Bruce L. Gibbins, Ph.D. (“Employee”) and AcryMed Incorporated, an Oregon corporation (the “Company”), a subsidiary of I-Flow Corporation, a Delaware corporation (“I-Flow”).
     1. EMPLOYMENT AND TERM.
     Employee’s employment with the Company will be at-will, and Employee and the Company may each terminate Employee’s employment at any time for any reason or no reason without payment, penalty or further obligations, except as provided in Section 3(b) hereof. Employee agrees to serve initially in the capacity of Chief Technology Officer. The Company’s Board of Directors (the “Board”) may change Employee’s employment capacity and provide such additional or different designations of title to Employee as the Board, in its reasonable discretion, may deem appropriate. Employee’s employment shall be in the greater Portland, Oregon area, except for reasonable travel on the Company’s business.
     The term of this Agreement shall commence on the Effective Date and continue for a period of twenty-four (24) months thereafter, which term may be extended upon mutual agreement of Employee and the Company, subject to approval of the Board. During the term of this Agreement, Employee shall not engage in any other employment or consulting activities without the express prior written consent of the Company, subject to approval of the Board.
     At the completion of the term of this Agreement, provided that Employee’s employment with the Company has neither been terminated by the Company for Cause nor has Employee resigned without Good Reason (as defined below), the Company and Employee will enter into a normal and customary consulting agreement (which shall contain normal and customary provisions with respect to ownership and assignment of inventions, intellectual property and work product), with a term of twelve (12) months, at a consulting rate of Three Thousand Eight Hundred Dollars ($3,800) per week, on an as-requested basis, plus reimbursement of business expenses in accordance with usual corporate policies.
     2. EMPLOYMENT COMPENSATION AND BENEFITS.
          (a) Base Salary. Employee’s base salary during the term of this Agreement shall be at the annual rate of Two Hundred Thousand Dollars ($200,000.00), payable in increments pursuant to the Company’s standard payroll policies and subject to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes.

1

          (b) Annual Bonus. Subject to Section 3 hereof, Employee shall receive (i) a performance-based bonus of up to Five Hundred Thousand Dollars ($500,000), payable at the end of the first 12-month period of the term of this Agreement (the “First Period”), provided that Employee is employed by the Company at the end of the First Period, and further conditioned upon attainment of the following milestones for such period and (ii) a performance-based bonus of up to Five Hundred Thousand Dollars ($500,000), payable at the end of the second 12-month period of the term of this Agreement (the “Second Period”), provided that Employee is employed by the Company at the end of the Second Period, and further conditioned upon attainment of the following milestones for such period:
          (x) The milestones for the First Period are as follows: [To come.]
          (y) The milestones for the Second Period are as follows: [To come.]
          (c) Restricted Stock Units.
          (i) On the Effective Date of this Agreement, Employee shall receive a grant of 15,000 I-Flow restricted stock units pursuant to the I-Flow Corporation 2001 Equity Incentive Plan (the “Plan”), provided that, on the Effective Date, Employee shall pay to I-Flow in immediately available funds the sum of Fifteen Dollars ($15), which represents payment for the aggregate par value of such restricted stock units at $0.001 par value per share. Such restricted stock units shall (i) in all respects be subject to the Plan and (ii) vest in equal 20% annual installments on each of the five anniversaries following the grant date, subject to earlier vesting in connection with a “change in control” of I-Flow (as defined in the Plan); provided that, subject to Section 3 hereof, no vesting shall occur after the date on which Employee ceases to be an employee or consultant of the Company.
          (ii) Employee represents, warrants and agrees that he understands the federal, state and local income tax consequences of the granting of such restricted stock units, and that he is relying, and shall rely, solely on his own advisors with respect to such restricted stock units. Employee acknowledges that an election under Section 83 of the Internal Revenue Code of 1986, as amended, with respect to such restricted stock units may not be permitted.
          (d) Vacation. Employee shall be entitled to twenty (20) days of paid vacation during each year of this Agreement. Employee shall be permitted to use his vacation at any time during the year, provided that such use is consistent with fulfillment of his duties to the Company. Vacation days shall accrue in accordance with applicable law and Company policy. Employee may not accrue more than twenty (20) days of unused vacation. If Employee at any time has twenty (20) days of accrued unused vacation, no further vacation days shall accrue or be payable until Employee again has fewer than twenty (20) days of unused vacation. Except as may be required by law, the Company shall pay Employee for accrued unused vacation days only in connection with a termination of employment pursuant to Section 3(b) hereof.

2

          (e) Expense Reimbursement. The Company shall reimburse Employee, subject to and in accordance with Company policy, for all reasonable business expenses incurred by Employee in the course of his employment with the Company.
          (f) Other Benefits. The Company shall provide Employee with benefits comparable to I-Flow’s standard employee benefits package.
          (g) Parent Corporation. I-Flow may, in its sole discretion, cause the Company to fulfill its benefits obligations pursuant to this Agreement by providing all or any portion of the benefits set forth herein directly to Employee.
     3. SEVERANCE PAY.
          (a) Termination of Employment With Cause. In the event Employee’s employment by the Company is terminated for Cause, or Employee voluntarily resigns, the Company shall have no obligation to pay any severance pay to Employee. For purposes of this Section 3(a) hereof, the term “Cause” shall mean any one or more of the following:
          (i) Employee’s conviction of a misdemeanor involving moral turpitude or a felony;
          (ii) Employee’s death or disability;
          (iii) Employee’s failure or inability to perform the duties and responsibilities set forth under this Agreement or assigned from time to time by the Board, which failure or inability to perform is not cured within 15 days after written notification thereof by the Board, which notice shall specify the alleged instances of such failure or inability to perform;
          (iv) Employee’s failure to comply with all material applicable laws and regulations in performing the duties and responsibilities set forth under this Agreement or assigned from time to time by the Board;
          (v) Employee’s breach of any of Employee’s legal duties to the Company, rules or policies of the Company or contractual obligations to the Company set forth in this Agreement, the Noncompetition Agreement executed by and among I-Flow Corporation, the Company and Employee (the “Noncompetition Agreement”) or any other agreement to which the Company and Employee are parties.
          (vi) Employee’s commission of an act of fraud, whether prior to or subsequent to the date hereof, upon the Company, its affiliates, employees, agents or customers;
          (vii) Conduct by Employee that reflects negatively, in a material fashion, on the Company or interferes with Employee’s ability to meet his obligations to the Company; or

3

          (viii) Employee’s malfeasance in connection with his employment, unauthorized disclosure of confidential information of the Company or theft of Company property.
          (b) Termination Without Cause. During the term of this Agreement, in the event that Employee’s employment as provided herein is terminated by the Company without Cause or is terminated by Employee for Good Reason, then, contingent upon execution and delivery to the Company of an unconditional general release, in a form reasonably satisfactory to the Board, of all claims against the Company, I-Flow Corporation and their respective officers, directors and affiliates arising from or in connection with this Agreement or Employee’s employment with the Company, Employee shall be entitled to receive the following as severance:
          (i) Payment of an amount equal to the lesser of (A) one (1) year of the annual base salary set forth in Section 2(a) hereof and (B) the unpaid portion of base salary that would otherwise have been paid during the remaining term of this Agreement pursuant to Section 2(a) hereof (for the avoidance of doubt, Employee shall not be entitled to any future bonus or portion thereof pursuant to Section 2(b) hereof);
          (ii) Payment for any unused accrued vacation (subject to the accrual limitations set forth in Section 2(d) hereof), calculated at the base salary rate set forth in Section 2(a) hereof;
          (iii) To the extent not already vested, the two 20% installments of restricted stock units scheduled to vest on the first and second anniversaries following the grant date pursuant to Section 2(c) hereof shall become fully vested (and, for the avoidance of doubt, the remaining 60% of such restricted stock units shall cease to vest after the date on which Employee is terminated); and
          (iv) If the date of such termination (i) falls within the First Period, payment for the applicable portion of the performance-based bonus set forth in Section 2(b)(x) hereof for any milestones set forth in such Section that were actually achieved at the time of such termination or (ii) falls within the Second Period, payment for the applicable portion of the performance-based bonus set forth in Section 2(b)(y) hereof for any milestones set forth in such Section that were actually achieved at the time of such termination.
For the purposes of this Agreement, “Good Reason” means the occurrence without good cause and without Employee’s consent of the following, provided that such occurrence has not been cured by the Company within 15 days after written notification thereof by Employee to the Board, which notice shall specify the alleged occurrence: (1) any material reduction in Employee’s salary or employee benefits package below those provided in this Agreement, (2) the Company’s failure to provide compensation or benefits owed to Employee, (3) the Company’s requiring Employee to work anywhere other than the greater Portland, Oregon area (except for reasonable travel on the Company’s business) or (4) any material breach by the Company of its duties or obligations to Employee under this Agreement.

4

     4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Employee shall not at any time or in any manner, directly or indirectly, use or disclose to any party other than I-Flow any trade secrets or other Confidential Information (as defined below) learned or obtained by him while a stockholder, officer, director or employee of the Company. As used herein, the term “Confidential Information” means information disclosed to or known by Employee that in any way relates to the Company’s or I-Flow’s business, products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, marketing, merchandising and selling. Notwithstanding the foregoing, Confidential Information shall not include information that: (a) is in the public domain or is otherwise lawfully known to the receiving party; (b) becomes a part of the public domain through no direct or indirect fault of Employee; or (c) is required to be disclosed by law or other governmental authority, provided that Employee promptly and timely provides prior written notice to the Company and I-Flow of such required disclosure. Employee also agrees to execute, deliver and perform, during the term of his employment with the Company and thereafter, all reasonable confidentiality and nondisclosure agreements, concerning the Company and its affiliates and their products, which are executed by other employees and executives of the Company and its affiliates.
     5. SUCCESSORS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.
     6. THIRD-PARTY BENEFICIARIES. I-Flow is expressly intended to be a third-party beneficiary of this Agreement. Except as provided in the prior sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
     7. GOVERNING LAW. The internal laws of California shall govern the validity and interpretation of this Agreement in the performance by the parties hereto of their respective duties and obligations hereunder.
     8. NON-ASSIGNABILITY. Employee’s rights and obligations under this Agreement are personal and are not assignable. Notwithstanding the foregoing, this Agreement may be assigned to or assumed by I-Flow or another subsidiary of I-Flow that continues the Company’s business.
     9. MODIFICATIONS. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto that has been approved by the Board.
     10. ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement, together with the exhibits attached hereto, supersedes any and all prior written or oral agreements between Employee and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Employee’s employment with the Company.

5

     11. SUBMISSION TO JURISDICTION. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be brought and determined in any state or federal court in San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts with regard to any such action or proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in San Francisco, California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in San Francisco, California. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in San Francisco, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     12. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other addresses the party addressed may have substituted by notice pursuant to this Section:

AcryMed Incorporated	Bruce L. Gibbins, Ph.D.
9560 SW Nimbus Avenue	c/o AcryMed Incorporated
Beaverton, Oregon 97007	9560 SW Nimbus Avenue
Attn: Board of Directors	Beaverton, Oregon 97007

With a copy to:
I-Flow Corporation
20202 Windrow Drive
Lake Forest, California 92630
Attn: Chief Executive Officer
     13. CAPTIONS. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.
     14. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such

6

provision hereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.
     15. CONSTRUCTION. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or portion thereof to be drafted.
     16. FURTHER ASSURANCES. Each party hereto shall promptly execute and deliver such further instruments and take such further actions as the other party may reasonably require or request in order to carry out the intent of this Agreement.
     17. COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Agreement. Facsimile signatures shall constitute originals for all purposes.
[Signature pages follow.]

7

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first written above.

ACRYMED INCORPORATED		BRUCE L. GIBBINS, PH.D.

By:	Name:	By:	Bruce L. Gibbins, Ph.D.
Title:

Accepted and agreed as to Section 2(c) hereof:

I-FLOW CORPORATION

By:

Name:
Title:

8

EXHIBIT F
FORM OF MCMAKEN EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”) is made and entered into as of [                    ], 2008 (the “Effective Date”), by and between Jack D. McMaken (“Employee”) and AcryMed Incorporated, an Oregon corporation (the “Company”), a subsidiary of I–Flow Corporation, a Delaware corporation (“I–Flow”).
     1. EMPLOYMENT AND TERM.
     Employee’s employment with the Company will be at-will, and Employee and the Company may each terminate Employee’s employment at any time for any reason or no reason without payment, penalty or further obligations, except as provided in Section 3(b) hereof. Employee agrees to serve initially in the capacity of President. The Company’s Board of Directors (the “Board”) may change Employee’s employment capacity and provide such additional or different designations of title to Employee as the Board, in its reasonable discretion, may deem appropriate. Employee’s employment shall be in the greater Portland, Oregon area, except for reasonable travel on the Company’s business.
     The term of this Agreement shall commence on the Effective Date and continue for a period of twenty-four (24) months thereafter, which term may be extended upon mutual agreement of Employee and the Company, subject to approval of the Board. During the term of this Agreement, Employee shall not engage in any other employment or consulting activities without the express prior written consent of the Company, subject to approval of the Board.
     2. EMPLOYMENT COMPENSATION AND BENEFITS.
          (a) Base Salary. Employee’s base salary during the term of this Agreement shall be at the annual rate of Two Hundred Fifteen Thousand Dollars ($215,000.00), payable in increments pursuant to the Company’s standard payroll policies and subject to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes.
          (b) Annual Bonus. Subject to Section 3 hereof, Employee shall receive (i) a performance-based bonus of up to Five Hundred Thousand Dollars ($500,000), payable at the end of the first 12-month period of the term of this Agreement (the “First Period”), provided that Employee is employed by the Company at the end of the First Period, and further conditioned upon attainment of the following milestones for such period and (ii) a performance-based bonus of up to Five Hundred Thousand Dollars ($500,000), payable at the end of the second 12-month period of the term of this Agreement (the “Second Period”), provided that Employee is employed by the Company at the end of the Second Period, and further conditioned upon attainment of the following milestones for such period:

1

(x)	The milestones for the First Period are as follows: [To come.]

(y)	The milestones for the Second Period are as follows: [To come.]
     (c) Restricted Stock Units.
     (i) On the Effective Date of this Agreement, Employee shall receive a grant of 15,000 I–Flow restricted stock units pursuant to the I–Flow Corporation 2001 Equity Incentive Plan (the “Plan”), provided that, on the Effective Date, Employee shall pay to I–Flow in immediately available funds the sum of Fifteen Dollars ($15), which represents payment for the aggregate par value of such restricted stock units at $0.001 par value per share. Such restricted stock units shall (i) in all respects be subject to the Plan and (ii) vest in equal 20% annual installments on each of the five anniversaries following the grant date, subject to earlier vesting in connection with a “change in control” of I–Flow (as defined in the Plan); provided that, subject to Section 3 hereof, no vesting shall occur after the date on which Employee ceases to be an employee or consultant of the Company.
     (ii) Employee represents, warrants and agrees that he understands the federal, state and local income tax consequences of the granting of such restricted stock units, and that he is relying, and shall rely, solely on his own advisors with respect to such restricted stock units. Employee acknowledges that an election under Section 83 of the Internal Revenue Code of 1986, as amended, with respect to such restricted stock units may not be permitted.
     (d) Vacation. Employee shall be entitled to (i) thirty (30) days of paid vacation during the first year of this Agreement and (ii) twenty (20) days of paid vacation during the second year of this Agreement. Employee shall be permitted to use his vacation at any time during the year, provided that such use is consistent with fulfillment of his duties to the Company. Vacation days shall accrue in accordance with applicable law and Company policy. Employee may not accrue more than thirty (30) days of accrued vacation during the first year of this Agreement nor more than twenty (20) days of unused vacation during the second year of this Agreement. If Employee at any time during the first year of this Agreement has thirty (30) days of accrued unused vacation, no further vacation days shall accrue or be payable until Employee again has fewer than thirty (30) days of unused vacation. If Employee at any time during the second year of this Agreement has twenty (20) days of accrued unused vacation, no further vacation days shall accrue or be payable until Employee again has fewer than twenty (20) days of unused vacation. Except as may be required by law, the Company shall pay Employee for accrued unused vacation days only in connection with a termination of employment pursuant to Section 3(b) hereof.
     (e) Expense Reimbursement. The Company shall reimburse Employee, subject to and in accordance with Company policy, for all reasonable business expenses incurred by Employee in the course of his employment with the Company.

2

          (f) Other Benefits. The Company shall provide Employee with benefits comparable to I–Flow’s standard employee benefits package.
          (g) Parent Corporation. I–Flow may, in its sole discretion, cause the Company to fulfill its benefits obligations pursuant to this Agreement by providing all or any portion of the benefits set forth herein directly to Employee.
     3. SEVERANCE PAY.
          (a) Termination of Employment With Cause. In the event Employee’s employment by the Company is terminated for Cause, or Employee voluntarily resigns, the Company shall have no obligation to pay any severance pay to Employee. For purposes of this Section 3(a) hereof, the term “Cause” shall mean any one or more of the following:
          (i) Employee’s conviction of a misdemeanor involving moral turpitude or a felony;
          (ii) Employee’s death or disability;
          (iii) Employee’s failure or inability to perform the duties and responsibilities set forth under this Agreement or assigned from time to time by the Board, which failure or inability to perform is not cured within 15 days after written notification thereof by the Board, which notice shall specify the alleged instances of such failure or inability to perform;
          (iv) Employee’s failure to comply with all material applicable laws and regulations in performing the duties and responsibilities set forth under this Agreement or assigned from time to time by the Board;
          (v) Employee’s breach of any of Employee’s legal duties to the Company, rules or policies of the Company or contractual obligations to the Company set forth in this Agreement, the Noncompetition Agreement executed by and among I–Flow Corporation, the Company and Employee (the “Noncompetition Agreement”) or any other agreement to which the Company and Employee are parties.
          (vi) Employee’s commission of an act of fraud, whether prior to or subsequent to the date hereof, upon the Company, its affiliates, employees, agents or customers;
          (vii) Conduct by Employee that reflects negatively, in a material fashion, on the Company or interferes with Employee’s ability to meet his obligations to the Company; or
          (viii) Employee’s malfeasance in connection with his employment, unauthorized disclosure of confidential information of the Company or theft of Company property.

3

          (b) Termination Without Cause. During the term of this Agreement, in the event that Employee’s employment as provided herein is terminated by the Company without Cause or is terminated by Employee for Good Reason, then, contingent upon execution and delivery to the Company of an unconditional general release, in a form reasonably satisfactory to the Board, of all claims against the Company, I–Flow Corporation and their respective officers, directors and affiliates arising from or in connection with this Agreement or Employee’s employment with the Company, Employee shall be entitled to receive the following as severance:
          (i) Payment of an amount equal to the lesser of (A) one (1) year of the annual base salary set forth in Section 2(a) hereof and (B) the unpaid portion of base salary that would otherwise have been paid during the remaining term of this Agreement pursuant to Section 2(a) hereof (for the avoidance of doubt, Employee shall not be entitled to any future bonus or portion thereof pursuant to Section 2(b) hereof);
          (ii) Payment for any unused accrued vacation (subject to the accrual limitations set forth in Section 2(d) hereof), calculated at the base salary rate set forth in Section 2(a) hereof;
          (iii) To the extent not already vested, the two 20% installments of restricted stock units scheduled to vest on the first and second anniversaries following the grant date pursuant to Section 2(c) hereof shall become fully vested (and, for the avoidance of doubt, the remaining 60% of such restricted stock units shall cease to vest after the date on which Employee is terminated); and
          (iv) If the date of such termination (i) falls within the First Period, payment for the applicable portion of the performance-based bonus set forth in Section 2(b)(x) hereof for any milestones set forth in such Section that were actually achieved at the time of such termination or (ii) falls within the Second Period, payment for the applicable portion of the performance-based bonus set forth in Section 2(b)(y) hereof for any milestones set forth in such Section that were actually achieved at the time of such termination.
For the purposes of this Agreement, “Good Reason” means the occurrence without good cause and without Employee’s consent of the following, provided that such occurrence has not been cured by the Company within 15 days after written notification thereof by Employee to the Board, which notice shall specify the alleged occurrence: (1) any material reduction in Employee’s salary or employee benefits package below those provided in this Agreement, (2) the Company’s failure to provide compensation or benefits owed to Employee, (3) the Company’s requiring Employee to work anywhere other than the greater Portland, Oregon area (except for reasonable travel on the Company’s business) or (4) any material breach by the Company of its duties or obligations to Employee under this Agreement.
     4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Employee shall not at any time or in any manner, directly or indirectly, use or disclose to any party other than I–Flow any trade secrets or other Confidential Information (as defined below) learned or obtained by him while a stockholder, officer, director or employee of the Company. As used

4

herein, the term “Confidential Information” means information disclosed to or known by Employee that in any way relates to the Company’s or I–Flow’s business, products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, marketing, merchandising and selling. Notwithstanding the foregoing, Confidential Information shall not include information that: (a) is in the public domain or is otherwise lawfully known to the receiving party; (b) becomes a part of the public domain through no direct or indirect fault of Employee; or (c) is required to be disclosed by law or other governmental authority, provided that Employee promptly and timely provides prior written notice to the Company and I–Flow of such required disclosure. Employee also agrees to execute, deliver and perform, during the term of his employment with the Company and thereafter, all reasonable confidentiality and nondisclosure agreements, concerning the Company and its affiliates and their products, which are executed by other employees and executives of the Company and its affiliates.
     5. SUCCESSORS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.
     6. THIRD-PARTY BENEFICIARIES. I–Flow is expressly intended to be a third-party beneficiary of this Agreement. Except as provided in the prior sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
     7. GOVERNING LAW. The internal laws of California shall govern the validity and interpretation of this Agreement in the performance by the parties hereto of their respective duties and obligations hereunder.
     8. NON-ASSIGNABILITY. Employee’s rights and obligations under this Agreement are personal and are not assignable. Notwithstanding the foregoing, this Agreement may be assigned to or assumed by I–Flow or another subsidiary of I–Flow that continues the Company’s business.
     9. MODIFICATIONS. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto that has been approved by the Board.
     10. ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement, together with the exhibits attached hereto, supersedes any and all prior written or oral agreements between Employee and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Employee’s employment with the Company.
     11. SUBMISSION TO JURISDICTION. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be brought and determined in any state or federal court in San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts with regard to any

5

such action or proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in San Francisco, California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in San Francisco, California. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in San Francisco, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     12. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other addresses the party addressed may have substituted by notice pursuant to this Section:

AcryMed Incorporated	Jack D. McMaken
9560 SW Nimbus Avenue	c/o AcryMed Incorporated
Beaverton, Oregon 97007	9560 SW Nimbus Avenue
Attn: Board of Directors	Beaverton, Oregon 97007

With a copy to:
I-Flow Corporation
20202 Windrow Drive
Lake Forest, California 92630
Attn: Chief Executive Officer
     13. CAPTIONS. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.
     14. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision hereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

6

     15. CONSTRUCTION. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or portion thereof to be drafted.
     16. FURTHER ASSURANCES. Each party hereto shall promptly execute and deliver such further instruments and take such further actions as the other party may reasonably require or request in order to carry out the intent of this Agreement.
     17. COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Agreement. Facsimile signatures shall constitute originals for all purposes.
[Signature pages follow.]

7

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first written above.

ACRYMED INCORPORATED		JACK D. MCMAKEN

By:		By:
	Name:		Jack D. McMaken
Title:
Accepted and agreed as to Section 2(c) hereof:

I–FLOW CORPORATION

By:
Name:
Title:

8

EXHIBIT G
FORM OF CALHOUN EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”) is made and entered into as of [                    ], 2008 (the “Effective Date”), by and between John A. Calhoun (“Employee”) and AcryMed Incorporated, an Oregon corporation (the “Company”), a subsidiary of I–Flow Corporation, a Delaware corporation (“I–Flow”).
     1. EMPLOYMENT AND TERM.
     Employee’s employment with the Company will be at-will, and Employee and the Company may each terminate Employee’s employment at any time for any reason or no reason without payment, penalty or further obligations, except as provided in Section 3(b) hereof. Employee agrees to serve initially in the capacity of Chief Financial Officer. The Company’s Board of Directors (the “Board”) may change Employee’s employment capacity and provide such additional or different designations of title to Employee as the Board, in its reasonable discretion, may deem appropriate. Employee’s employment shall be in the greater Portland, Oregon area, except for reasonable travel on the Company’s business.
     The term of this Agreement shall commence on the Effective Date and continue for a period of twelve (12) months thereafter, which term may be extended upon mutual agreement of Employee and the Company, subject to approval of the Board. During the term of this Agreement, Employee shall not engage in any other employment or consulting activities without the express prior written consent of the Company, subject to approval of the Board.
     2. EMPLOYMENT COMPENSATION AND BENEFITS.
          (a) Base Salary. Employee’s base salary during the term of this Agreement shall be at the annual rate of One Hundred Fifty Thousand Dollars ($150,000.00), payable in increments pursuant to the Company’s standard payroll policies and subject to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes.
          (b) Annual Bonus. Employee shall also be eligible for a bonus equal to at least twenty five percent (25%) of the annual base salary set forth in Section 2(a) hereof, payable at or promptly after the end of the term of this Agreement, provided that Employee is employed by the Company at such time.
          (c) Vacation. Employee shall be entitled to twenty (20) days of paid vacation during each year of this Agreement. Employee shall be permitted to use his vacation at any time during the year, provided that such use is consistent with fulfillment of his duties to the Company. Vacation days shall accrue in accordance with applicable law and Company policy.

1

Employee may not accrue more than twenty (20) days of unused vacation. If Employee at any time has twenty (20) days of accrued unused vacation, no further vacation days shall accrue or be payable until Employee again has fewer than twenty (20) days of unused vacation. Except as may be required by law, the Company shall pay Employee for accrued unused vacation days only in connection with a termination of employment pursuant to Section 3(b) hereof.
          (d) Expense Reimbursement. The Company shall reimburse Employee, subject to and in accordance with Company policy, for all reasonable business expenses incurred by Employee in the course of his employment with the Company.
          (e) Other Benefits. The Company shall provide Employee with benefits comparable to I–Flow’s standard employee benefits package.
          (g) Parent Corporation. I–Flow may, in its sole discretion, cause the Company to fulfill its benefits obligations pursuant to this Agreement by providing all or any portion of the benefits set forth herein directly to Employee.
     3. SEVERANCE PAY.
          (a) Termination of Employment With Cause. In the event Employee’s employment by the Company is terminated for Cause, or Employee voluntarily resigns, the Company shall have no obligation to pay any severance pay to Employee. For purposes of this Section 3(a) hereof, the term “Cause” shall mean any one or more of the following:
          (i) Employee’s conviction of a misdemeanor involving moral turpitude or a felony;
          (ii) Employee’s death or disability;
          (iii) Employee’s failure or inability to perform the duties and responsibilities set forth under this Agreement or assigned from time to time by the Board, which failure or inability to perform is not cured within 15 days after written notification thereof by the Board, which notice shall specify the alleged instances of such failure or inability to perform;
          (iv) Employee’s failure to comply with all material applicable laws and regulations in performing the duties and responsibilities set forth under this Agreement or assigned from time to time by the Board;
          (v) Employee’s breach of any of Employee’s legal duties to the Company, rules or policies of the Company or contractual obligations to the Company set forth in this Agreement or any other agreement to which the Company and Employee are parties.
          (vi) Employee’s commission of an act of fraud, whether prior to or subsequent to the date hereof, upon the Company, its affiliates, employees, agents or customers;

2

          (vii) Conduct by Employee that reflects negatively, in a material fashion, on the Company or interferes with Employee’s ability to meet his obligations to the Company; or
          (viii) Employee’s malfeasance in connection with his employment, unauthorized disclosure of confidential information of the Company or theft of Company property.
          (b) Termination Without Cause. During the term of this Agreement, in the event that Employee’s employment as provided herein is terminated by the Company without Cause or is terminated by Employee for Good Reason, then, contingent upon execution and delivery to the Company of an unconditional general release, in a form reasonably satisfactory to the Board, of all claims against the Company, I–Flow Corporation and their respective officers, directors and affiliates arising from or in connection with this Agreement or Employee’s employment with the Company, Employee shall be entitled to receive the following as severance:
          (i) Payment of an amount equal to the lesser of (A) six (6) months of the annual base salary set forth in Section 2(a) hereof and (B) the unpaid portion of base salary that would otherwise have been paid during the remaining term of this Agreement pursuant to Section 2(a) hereof (for the avoidance of doubt, Employee shall not be entitled to any future bonus or portion thereof pursuant to Section 2(b) hereof); and
          (ii) Payment for any unused accrued vacation (subject to the accrual limitations set forth in Section 2(c) hereof), calculated at the base salary rate set forth in Section 2(a) hereof.
For the purposes of this Agreement, “Good Reason” means the occurrence without good cause and without Employee’s consent of the following, provided that such occurrence has not been cured by the Company within 15 days after written notification thereof by Employee to the Board, which notice shall specify the alleged occurrence: (1) any material reduction in Employee’s salary or employee benefits package below those provided in this Agreement, (2) the Company’s failure to provide compensation or benefits owed to Employee, (3) the Company’s requiring Employee to work anywhere other than the greater Portland, Oregon area (except for reasonable travel on the Company’s business) or (4) any material breach by the Company of its duties or obligations to Employee under this Agreement.
     4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Employee shall not at any time or in any manner, directly or indirectly, use or disclose to any party other than I–Flow any trade secrets or other Confidential Information (as defined below) learned or obtained by him while a stockholder, officer, director or employee of the Company. As used herein, the term “Confidential Information” means information disclosed to or known by Employee that in any way relates to the Company’s or I–Flow’s business, products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, marketing, merchandising and selling. Notwithstanding the foregoing, Confidential Information shall not include information that:

3

(a) is in the public domain or is otherwise lawfully known to the receiving party; (b) becomes a part of the public domain through no direct or indirect fault of Employee; or (c) is required to be disclosed by law or other governmental authority, provided that Employee promptly and timely provides prior written notice to the Company and I–Flow of such required disclosure. Employee also agrees to execute, deliver and perform, during the term of his employment with the Company and thereafter, all reasonable confidentiality and nondisclosure agreements, concerning the Company and its affiliates and their products, which are executed by other employees and executives of the Company and its affiliates.
     5. SUCCESSORS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.
     6. THIRD-PARTY BENEFICIARIES. I–Flow is expressly intended to be a third-party beneficiary of this Agreement. Except as provided in the prior sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
     7. GOVERNING LAW. The internal laws of California shall govern the validity and interpretation of this Agreement in the performance by the parties hereto of their respective duties and obligations hereunder.
     8. NON-ASSIGNABILITY. Employee’s rights and obligations under this Agreement are personal and are not assignable. Notwithstanding the foregoing, this Agreement may be assigned to or assumed by I–Flow or another subsidiary of I–Flow that continues the Company’s business.
     9. MODIFICATIONS. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto that has been approved by the Board.
     10. ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement, together with the exhibits attached hereto, supersedes any and all prior written or oral agreements between Employee and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Employee’s employment with the Company.
     11. SUBMISSION TO JURISDICTION. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be brought and determined in any state or federal court in San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts with regard to any such action or proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in San Francisco, California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in San Francisco, California. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out

4

of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in San Francisco, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     12. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other addresses the party addressed may have substituted by notice pursuant to this Section:

AcryMed Incorporated	John A. Calhoun
9560 SW Nimbus Avenue	c/o AcryMed Incorporated
Beaverton, Oregon 97007	9560 SW Nimbus Avenue
Attn: Board of Directors	Beaverton, Oregon 97007

With a copy to:
I-Flow Corporation
20202 Windrow Drive
Lake Forest, California 92630
Attn: Chief Executive Officer
     13. CAPTIONS. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.
     14. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision hereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.
     15. CONSTRUCTION. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or portion thereof to be drafted.

5

     16. FURTHER ASSURANCES. Each party hereto shall promptly execute and deliver such further instruments and take such further actions as the other party may reasonably require or request in order to carry out the intent of this Agreement.
     17. COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Agreement. Facsimile signatures shall constitute originals for all purposes.
[Signature pages follow.]

6

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first written above.

ACRYMED INCORPORATED		JOHN A. CALHOUN

By:		By:

	Name: Title:		John A. Calhoun

7